                                                                   EXHIBIT 10.2



                                  $45,000,000


                          LOAN AND SECURITY AGREEMENT

                          Dated as of January 22, 1997

                                     Among

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders

                                      and

                       BANKAMERICA BUSINESS CREDIT, INC.

                                  as the Agent

                                      and

                             LDM TECHNOLOGIES, INC.

                                as the Borrower

                               TABLE OF CONTENTS



ARTICLE 1
           INTERPRETATION OF THIS AGREEMENT ..............................  -1-
           1.1  Definitions ..............................................  -1-
           1.2  Accounting Terms  ........................................ -27-
           1.3  Interpretive Provisions .................................. -27-

ARTICLE 2
           LOANS AND LETTERS OF CREDIT ................................... -28-
           2.1  Total Facility ........................................... -28-
           2.2  Revolving Loans .......................................... -29-
                (a)  Amounts ............................................. -29-
                (b)  Procedure for Borrowing ............................. -29-
                (c)  Reliance upon Authority ............................. -30-
                (d)  No Liability ........................................ -30-
                (e)  Notice Irrevocable  ................................. -30-
                (f)  Agent's Election  ................................... -30-
                (g)  Making of Revolving Loans ........................... -31-
                (h)  Making of BABC Loans ................................ -31-
                (i)  Agent Advances  ..................................... -32-
                (j)  Settlement .......................................... -33-
                (k)  Notation ............................................ -34-
                (l)  Lenders' Failure to Perform ......................... -34-
           2.4  Letters of Credit ........................................ -34-
                (a)  Agreement to Cause Issuance  ........................ -35-
                (b)  Amounts; Outside Expiration Date .................... -35-
                (c)  Other Conditions .................................... -35-
                (d)  Issuance of Letters of Credit ....................... -35-
                     (i)   Request for Issuance .......................... -35-
                     (ii)  Responsibilities of the Agent; Issuance ....... -36-
                     (iii) Notice of Issuance ............................ -36-
                     (iv)  No Extensions or Amendment .................... -36-
                (e)  Payments Pursuant to Letters of Credit .............. -36-
                     (i)   Payment of Letter of Credit Obligations ....... -36-
                     (ii)  Revolving Loans to Satisfy Reimbursement
                           Obligations.................................... -36-
                (f)  Participations ...................................... -37-
                     (i)   Purchase of Participations .................... -37-
                     (ii)  Sharing of Reimbursement Obligation Payments .. -37-
                     (iii) Documentation ................................. -37-

                       (iv)  Obligations Irrevocable ..................... -37-
                (g)  Recovery or Avoidance of Payments ................... -38-
                (h)  Compensation for Letters of Credit .................. -38-
                       (i)   Letter of Credit Fee ........................ -38-
                       (ii)  Issuer Fees and Charges ..................... -38-
                (i)  Indemnification; Exoneration ........................ -38-
                       (i)   Indemnification  ............................ -38-
                       (ii)  Assumption of Risk by the Borrower .......... -39-
                       (iii) Exoneration  ................................ -39-
                (j)  Supporting Letter of Credit; Cash Collateral ........ -39-

ARTICLE 3
           INTEREST AND FEES ............................................. -40-
           3.1  Interest ................................................. -40-
           3.2  Conversion and Continuation Elections  ................... -41-
           3.3  Maximum Interest Rate .................................... -42-
           3.4  Closing Fee .............................................. -42-
           3.5  Unused Line Fee .......................................... -42-
           3.6  Letter of Credit Fee ..................................... -42-
           3.7  Audit Fees  .............................................. -43-

ARTICLE 4
           PAYMENTS AND PREPAYMENTS ...................................... -43-
           4.1  Repayment of Revolving Loans ............................. -43-
           4.2  Termination of Facility  ................................. -43-
           4.3  [INTENTIONALLY OMITTED]  ................................. -44-
           4.4  [INTENTIONALLY OMITTED]. ................................. -44-
           4.5  [INTENTIONALLY OMITTED]. ................................. -44-
           4.6  Payments by the Borrower ................................. -44-
           4.7  Payments as Revolving Loans .............................. -45-
           4.8  Apportionment, Application and Reversal of Payments ...... -45-
           4.9  Indemnity for Returned Payments .......................... -46-
           4.10 Agent's and Lenders' Books and Records; Monthly
                Statements ............................................... -46-

ARTICLE 5

TAXES, YIELD PROTECTION AND ILLEGALITY ................................... -46-
           5.1  Taxes .................................................... -46-
           5.2  Illegality ............................................... -47-
           5.3  Increased Costs and Reduction of Return  ................. -48-
           5.4  Funding Losses ........................................... -48-
           5.5  Inability to Determine Rates ............................. -49-
           5.6  Certificates of Lenders .................................. -49-
           5.7  Survival ................................................. -49-

ARTICLE 6

COLLATERAL................................................................ -49-
           6.1  Grant of Security Interest ............................... -49-
           6.2  Perfection and Protection of Security Interest ........... -50-
           6.3  Location of Collateral ................................... -52-
           6.4  Title to, Liens on, and Sale and Use of Collateral ....... -52-
           6.5  Appraisals ............................................... -53-
           6.6  Access and Examination; Confidentiality  ................. -53-
           6.7  Collateral Reporting  .................................... -54-
           6.8  Accounts ................................................. -54-
           6.9  Collection of Accounts; Payments ......................... -56-
           6.10 Inventory; Perpetual Inventory ........................... -57-
           6.11 Equipment  ............................................... -57-
           6.12 Assigned Contracts ....................................... -58-
           6.13 Documents, Instruments, and Chattel Paper ................ -59-
           6.14 Right to Cure ............................................ -59-
           6.15 Power of Attorney ........................................ -59-
           6.16 The Agent's and Lenders' Rights, Duties and Liabilities .. -60-


ARTICLE 7
           BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES ............. -61-
           7.1  Books and Records  ....................................... -61-
           7.2  Financial Information .................................... -61-
           7.3  Notices to the Lenders ................................... -63-

ARTICLE 8

GENERAL WARRANTIES AND REPRESENTATIONS ................................... -66-
           8.1   Authorization, Validity, and Enforceability of
                 this Agreement and the Loan Documents ................... -66-
           8.2   Validity and Priority of Security Interest .............. -66-
           8.3   Organization and Qualification .......................... -67-
           8.4   Corporate Name; Prior Transactions ...................... -67-
           8.5   Subsidiaries and Affiliates  ............................ -67-
           8.6   Financial Statements and Projections .................... -67-
           8.7   Capitalization  ......................................... -68-
           8.8   Solvency ................................................ -68-
           8.9   Debt .................................................... -68-
           8.10  Distributions ........................................... -68-
           8.11  Title to Property ....................................... -68-
           8.12  Real Estate; Leases ..................................... -68-
           8.13  Proprietary Rights Collateral  .......................... -68-
           8.14  Trade Names and Terms of Sale  .......................... -69-
           8.15  Litigation .............................................. -69-
           8.16  Restrictive Agreements .................................. -69-
           8.17  Labor Disputes .......................................... -69-
           8.18  Environmental Laws ...................................... -69-
           8.19  No Violation of Law  .................................... -71-
           8.20  No Default .............................................. -71-
           8.21  ERISA Compliance  ....................................... -71-
           8.22  Taxes ................................................... -71-
           8.23  Regulated Entities ...................................... -72-
           8.24  Use of Proceeds; Margin Regulations  .................... -72-
           8.25  Copyrights, Patents, Trademarks and Licenses, etc  ...... -72-
           8.26  No Material Adverse Change .............................. -72-
           8.27  Full Disclosure ......................................... -72-
           8.28  Material Agreements ..................................... -72-
           8.29  Bank Accounts ........................................... -73-
           8.30  Governmental Authorization .............................. -73-
           8.31  Indenture ............................................... -73-
           8.32  Subordination Provisions ................................ -73-
           8.33  Acquisition Agreement ................................... -73-

ARTICLE 9

AFFIRMATIVE AND NEGATIVE COVENANTS ........................................ -74-
           9.1   Taxes and Other Obligations  ............................. -74-
           9.2   Corporate Existence; Good Standing ....................... -74-
           9.3   Compliance with Law and Agreements; Maintenance of
                 Licenses ................................................. -74-
           9.4   Maintenance of Property .................................. -74-
           9.5   Insurance ................................................ -75-
           9.6   Condemnation ............................................. -76-
           9.7   Environmental Laws ....................................... -76-
           9.8   Compliance with ERISA .................................... -77-
           9.9   Mergers, Consolidations or Sales ......................... -77-
           9.10  Distributions; Capital Change; Restricted Investments .... -77-
           9.11  Transactions Affecting Collateral or Obligations ......... -78-
           9.12  Guaranties ............................................... -78-
           9.13  Debt ..................................................... -78-
           9.14  Prepayments; Amendments .................................. -78-
           9.15  Transactions with Affiliates ............................. -78-
           9.16  Investment Banking and Finder's Fees ..................... -79-
           9.17  [INTENTIONALLY OMITTED] .................................. -79-
           9.18  Business Conducted  ...................................... -79-
           9.19  Liens .................................................... -79-
           9.20  Sale and Leaseback Transactions  ......................... -79-
           9.22  Fiscal Year .............................................. -80-
           9.23  Capital Expenditures ..................................... -80-
           9.24  Operating Lease Obligations  ............................. -80-
           9.25  Fixed Charge Coverage Ratio  ............................. -81-
           9.27  Use of Proceeds .......................................... -81-
           9.28  Further Assurances ....................................... -81-

ARTICLE 10

           CONDITIONS OF LENDING .......................................... -81-
           10.1  Conditions Precedent to Making of Loans on the
                 Closing Date ............................................. -81-
           10.2  Conditions Precedent to Each Loan  ....................... -84-

ARTICLE 11

           DEFAULT; REMEDIES .............................................. -85-
           11.1  Events of Default  ....................................... -85-
           11.2  Remedies ................................................. -88-

ARTICLE 12

           TERM AND TERMINATION .......................................... -89-
           12.1  Term and Termination .................................... -89-

ARTICLE 13

           AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS;
           SUCCESSORS .................................................... -90-
           13.1  No Waivers Cumulative Remedies .......................... -90-
           13.2  Amendments and Waivers .................................. -90-
           13.3  Assignments; Participations  ............................ -91-

ARTICLE 14

           THE AGENT ..................................................... -92-
           14.1  Appointment and Authorization  .......................... -92-
           14.2  Delegation of Duties .................................... -93-
           14.3  Liability of Agent  ..................................... -93-
           14.4  Reliance by Agent  ...................................... -93-
           14.5  Notice of Default  ...................................... -94-
           14.6  Credit Decision  ........................................ -94-
           14.7  Indemnification  ........................................ -95-
           14.8  Agent in Individual Capacity ............................ -95-
           14.9  Successor Agent  ........................................ -95-
           14.10 Withholding Tax  ........................................ -96-
           14.11 [INTENTIONALLY OMITTED]  ................................ -97-
           14.12 Collateral Matters ...................................... -97-
           14.13 Restrictions on Actions by Lenders; Sharing of Payments . -98-
           14.14 Agency for Perfection ................................... -99-
           14.15 Payments by Agent to Lenders ............................ -99-
           14.16 Concerning the Collateral and the Related Loan Documents. -99-
           14.17 Field Audit and Examination Reports; Disclaimer by
                 Lenders ................................................. -99-


ARTICLE 15

           MISCELLANEOUS.................................................. -100-
           15.1  Cumulative Remedies; No Prior Recourse to Collateral .... -100-
           15.2  Severability  ........................................... -100-
           15.3  Governing Law; Choice of Forum; Service of Process;
                 Jury Trial Waiver ....................................... -101-
           15.4  Waiver of Jury Trial .................................... -102-
           15.5  Survival of Representations and Warranties .............. -103-

           15.6  Other Security and Guaranties  .......................... -103-
           15.7  Fees and Expenses  ...................................... -103-
           15.8  Notices ................................................. -104-
           15.9  Waiver of Notices ....................................... -105-
           15.10 Binding Effect .......................................... -105-
           15.11 Indemnity of the Agent and the Lenders by the Borrower... -105-
           15.12 Final Agreement ......................................... -106-
           15.13 Counterparts  ........................................... -106-
           15.14 Captions ................................................ -106-
           15.15 Right of Setoff ......................................... -106-


SCHEDULES

Schedule 6.3       Chief Executive Office Location:
                           Records Locations; Collateral
                           Locations
Schedule 8.3       Foreign Qualification Locations
Schedule 8.4       Prior Names of Borrower
Schedule 8.5       Subsidiaries and Affiliates
Schedule 8.9       Existing Debt
Schedule 8.12      Real Estate
Schedule 8.13      Proprietary Rights
Schedule 8.14      Trade Names
Schedule 8.17      Labor Disputes
Schedule 8.18      Environmental Matters
Schedule 8.24      Sources and Uses
Schedule 8.25      Intellectual Property Disputes
Schedule 8.28      Material Agreements
Schedule 8.29      Bank Accounts
Schedule 9.19      Existing Liens


EXHIBITS

Exhibit A          Form of Borrowing Base Certificate
Exhibit B          Pro Forma Balance Sheet as of the Closing Date
Exhibit C          Form of Notice of Borrowing
Exhibit D          Form of Conversion/Continuation Notice
Exhibit E          Form of Assignment and Acceptance
Exhibit F          Form of Compliance Certificate

                          LOAN AND SECURITY AGREEMENT

          Loan and Security Agreement, dated as of January 22, 1997, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation, as agent for the Lenders (in its capacity as agent, the "Agent"), and LDM Technologies, Inc., a Michigan corporation, with offices at 2500 Executive Hills Drive, Aurburn Hills, Michigan 48326 (the "Borrower").


                              W I T N E S S E T H:


         WHEREAS, the Borrower has requested the Lenders to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $45,000,000 and which extensions of credit the Borrower will use for its working capital needs and general business purposes, acquisitions and repayment of existing indebtedness of the Borrower and its Subsidiaries;

         WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrower hereby agree as follows.


                                   ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

        1.1  Definitions.  As used herein:

                 "Account Debtor" means each Person obligated in any way on or in connection with an Account.

                 "Accounts" means all of the Borrower's and LDM Canada's now owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                 "Acquisition" means the acquisition by the Borrower of all or substantially all of the assets of the Seller pursuant to the Acquisition Agreement.

                 "Acquisition Agreement" means the Asset Purchase Agreement, dated as of November 4, 1996, as amended by that First Amendment dated November 27, 1996, and a Second Amendment dated as of December 23, 1996, between the Borrower and the Seller, in the form delivered to the Agent pursuant to Section 10.1(o).

                 "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Borrower, the Borrower's consolidated net income (excluding Como) after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, less any and all of the following included in such net income:
(a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by the Borrower or any Subsidiary in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity in which the Borrower or any Subsidiary has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Borrower or any Subsidiary in the form of cash distributions; (e) earnings of any Person to which assets of the Borrower or any Subsidiary shall have been sold, transferred or disposed of, or into which the Borrower shall have been merged, or which has been a party with the Borrower or any Subsidiary to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Borrower or any Subsidiary or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

                 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                 "Agent" means BankAmerica Business Credit, Inc., solely in its capacity as agent for the Lenders, and shall include any successor agent.

                 "Agent Advances" has the meaning specified in Section 2.2(i).

                 "Agent's Liens" means the Liens granted to the Agent, for the ratable benefit of the Lenders, BABC, and Agent pursuant to this Agreement and the other Loan Documents.

                 "Agent-Related Persons" means the Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                 "Agreement" means this Loan and Security Agreement.

                 "Anniversary Date" means each anniversary of the Closing Date.

                 "Applicable Margins" shall mean on any date the applicable per annum percentages set forth below based upon the Level as shown in the certificate of the chief financial officer of the Borrower described in Section 7.2(d) delivered concurrently with the audited financial statements for each Fiscal Year then most recently delivered to the Lenders:

                               Revolving Loans

                                   LIBOR                Reference
                 Level          Rate Margin            Rate Margin
                 -----          -----------            ------------
                   I               2.50%                  .500%
                  II               2.25%                  .375%
                 III               2.00%                  .250%
                  IV               1.75%                   -0-

    ;provided, however that for the period from the date hereof to December 31, 1997, the Applicable Margins shall be Level II; provided further that, if the Borrower shall have failed to deliver to the Lenders by the date required hereunder any Certificate pursuant to Section 7.2(d), then from the date such certificate was required to be delivered until the date of such delivery the Applicable Margins shall be deemed to be Level I. Each change in the Applicable Margins shall take effect with respect to all outstanding Loans on the Business Day immediately succeeding the day on which such certificate is received by the Agent. Notwithstanding the foregoing, no reduction in the Applicable Margins shall be effected if a Default or an Event of Default shall have occurred and be continuing on the date when such change would otherwise occur, it being understood that on the Business Day immediately succeeding the day on which such Default or Event of Default is either waived or cured (assuming no other Default or Event of Default shall be then pending), the Applicable Margin shall be reduced (on a prospective basis) in accordance with the then most recently delivered certificate.

                 "Assigned Contracts" means, collectively, all of the Borrower's and LDM Canada's rights and remedies under, and all moneys and claims for money due or to become due to the Borrower or LDM Canada under any contract, and any and all amendments, supplements, extensions, and renewals thereof including, without limitation, all rights and claims of the Borrower or LDM Canada now or hereafter existing: (i) under any insurance (other then key-man life insurance on which the Borrower is the beneficiary), indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts;
(iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

                 "Assignee" has the meaning specified in Section 13.3(a).

                 "Assignment and Acceptance" has the meaning specified in
Section 13.3(a).

                 "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel engaged by the Agent, the allocated cost of internal legal services of the Agent and all expenses and disbursements of internal counsel of the Agent.

                 "BABC" means BankAmerica Business Credit, Inc.

                 "BABC Loan" and "BABC Loans" have the meanings specified in
Section 2.2(h).

                 "Bank of America" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

                 "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.).

                 "Base Rate" means, for any day, the higher of: (a) The rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" (the "reference rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate), or (b) one-half percent (0.50%) per annum above the latest Federal Funds Rate. Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

                 "Base Rate Loan" means a Revolving Loan during any period in which it bears interest at the Base Rate.

                 "Borrower" has the meaning specified in the introductory paragraph hereof.

                 "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrower (or by BABC in the case of a Borrowing funded by BABC Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance.

                 "Borrowing Base" means the sum of:

                 (a) up to eighty-five percent (85%) of the Net Amount of Eligible Accounts of the Borrower; plus

                 (b) up to eighty-five percent (85%) of the Net Amount of Eligible Tooling Receivables of Borrower; plus

                 (c) up to sixty percent (60%) of the book value of the Borrower's Eligible Inventory (valued at the lower of cost or market on a First-In First-Out basis); provided that (x) no advances may be attributable to this clause (b) until the date upon which the Agent has informed the Borrower that it has received, reviewed and is satisfied with the audit of the Borrower's Inventory and (y) advances attributable to this clause (b) shall not exceed $12,000,000; less

                 (i) reserves established by the Borrower for accrued interest on outstanding Revolving Loans;

                 (ii) a reserve established by the Borrower for customer deposits reflected on the Borrower's books and records;

                 (iii) reserves established by the Borrower with respect to any rebate arrangement between the Borrower or any of its Subsidiaries and the Ford Motor Company or any of its Affiliate; and

                 (iv) all other reserves which the Agent in its reasonable credit judgment deems necessary to establish and maintain with respect to the Borrower's account upon at least one (1) Business Day's prior notice thereof to the Borrower, including, without limitation, any amounts which the Agent may need to pay for the account of the Borrower in order to preserve the value of the Collateral and/or the priority of the Agent's Lien in the Collateral consistent with the terms of this Agreement and the other Loan Documents.

                 "Borrowing Base Certificate" means a certificate regarding the Borrower's Borrowing Base and the LDM Canada Borrowing Base in the form of Exhibit A hereto.

                 "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Chicago, Illinois or San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

                 "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                 "Capital Expenditures" means, all payments due (whether or not paid) during a Fiscal Year in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or offset items or in connection with a Capital Lease.

                 "Capital Lease" means any lease of property by the Borrower or any Subsidiary which, in accordance with GAAP, is or should be capitalized on the Borrower's consolidated balance sheet or for which the amount of the asset and liability thereunder, as if so capitalized, should be disclosed in a footnote to such balance sheet.

                 "Change of Control" means a "change of control" as defined in the Indenture as in effect on the date hereof.

                 "Closing Date" means the date of this Agreement.

                 "Closing Date Intercompany Loan" shall mean an intercompany loan by the Borrower to LDM Canada in the amount of $16,000,000 made with proceeds of the Senior Subordinated Notes and used by LDM Canada to repay in full loans from Bank of Nova Scotia and $2,000,000 of accounts payable.

                 "Closing Fee" has the meaning specified in Section 3.4.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

                 "Collateral" has the meaning specified in Section 6.1.

                 "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 13.3, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                 "Compliance Certificate" means a certificate in the form of Exhibit F hereto.

                 "Como" means GL Industries of Indiana, Inc., d/b/a Como Products Corporation.

                 "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

                 "Debt" means all liabilities, obligations and indebtedness of the Borrower or any of its Subsidiaries to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) the Borrower's or any Subsidiary's liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities of any Person secured by any Lien on the Borrower's or any Subsidiary's property, even though the Borrower or such Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (iv) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower or any of its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities under Guaranties; and (vii) deferred taxes.

                 "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                 "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus
(b) two percent (2%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two percent (2%).

                 "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition of any capital stock (or any options or warrants for such stock) of such corporation.

                 "DOL" means the United States Department of Labor or any successor department or agency.

                 "Dollar" and "$" means dollars in the lawful currency of the United States.

                 "EBITDA" means with respect to the Borrower, on a consolidated basis (excluding Como), for any period, Adjusted Net Earnings from Operations, plus the sum of (i) interest expenses, whether paid or accrued, (ii) depreciation, (iii) amortization, (iv) income taxes paid or accrued with respect to such period, and (v) other non-cash expenses
(including, without limitation, amortization of goodwill, deferred financing fees, LIFO reserve adjustments and other intangibles), each to the extent deducted in determining the Borrower's Adjusted Net Earnings from Operations for that period, less non-cash income included in the calculation of Adjusted Net Earnings from Operations for that period.

                 "Eligible Accounts" means all Accounts which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not include any Account:

                (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or it is more than 60 days past due;

                (b) with respect to which any of the representations, warranties, covenants, and agreements contained in Section 6.8 are not or have ceased to be complete and correct or have been breached;

                (c) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                (d) which represents a progress billing (as hereinafter defined) or as to which the Borrower or LDM Canada has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's or LDM Canada's completion of any further performance under the contract or agreement;

                (e) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, Canada, any state, province or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account
          Debtor as a going concern;

                (f) if fifty percent (50%) or more of the aggregate dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under the other criteria set forth herein or otherwise established by the Agent;

                (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States or Canada; or (ii) is not organized under the laws of the United States, Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

                (h) owed by an Account Debtor which is an Affiliate or employee of the Borrower or LDM Canada;

                (i) except as provided in (k) below, as to which either the perfection, enforceability, or validity of the Agent's Lien in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC or as to LDM Canada, the PPSA;

                (j) which is owed by an Account Debtor to which the Borrower or LDM Canada is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                (k) which is owed by the government of the United States of America, or Canada, or any department, agency, public corporation, or other instrumentality thereof, unless in the case of an Account owing by the United States of America the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et. seq.), and any other steps necessary to perfect the Agent's Lien therein, have been complied with to the Agent's satisfaction with respect to such Account;

                (l) which is owed by any province, state, municipality, or other political subdivision of the United States of America or Canada , or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

                (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                (n) which is evidenced by a promissory note or other instrument or by chattel paper;

                (o) if Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                (p) with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, West Virginia, or any other state requiring the filing of a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state, unless Borrower or LDM Canada, as applicable, has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

                (q) arises out of a sale not made in the ordinary course of the Borrower's or LDM Canada's business;

                (r) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower or LDM Canada, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                (s) is owed by an Account Debtor (other than Ford Motor Company, General Motors Corporation and Chrysler Corporation) which is obligated to the Borrower respecting Accounts the aggregate unpaid balance of which exceeds fifteen percent (15%) of the aggregate unpaid balance of all Accounts owed to the Borrower at such time by all of the Borrower's Account Debtors, but only to the extent of such excess;

                (t) arises out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by the Borrower or LDM Canada to the Agent with respect to such Account;

                (u) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders;

                (v) which arise from changes in molds that have not been approved by the applicable Account Debtor; or

                (w)     is an Eligible Tooling Receivable.

If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by the Agent in the exercise of its reasonable discretion then such Account shall promptly be excluded from the calculation of Eligible Accounts.

                 "Eligible Inventory" means Inventory, valued at the lower of cost or market, that constitutes raw materials and first quality finished goods and that:

                (a) is not, in the Agent's reasonable opinion, obsolete or unmerchantable;

                (b) is located at premises owned by the Borrower or LDM Canada or on premises otherwise reasonably acceptable to the Agent, provided, however, that Inventory located on premises leased to the Borrower or LDM Canada shall not be Eligible Inventory unless the Borrower or LDM Canada, as applicable, shall have delivered to the Agent a written waiver, duly executed on behalf of the appropriate landlord and in form and substance acceptable to the Agent, of all Liens which the landlord for such premises may be entitled to assert against such Inventory;

                (c) upon which the Agent for the benefit of the Lenders has a first priority perfected security interest;

                (d) is not work-in-process, spare parts, packaging and shipping materials, supplies, bill-and-hold Inventory, returned or defective Inventory, or Inventory delivered to the Borrower or LDM Canada on consignment;

                (e)  is not slow-moving Inventory; and

                (f) the Agent, in the exercise of its reasonable commercial discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Agent may from time to time establish.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory. For purposes of determining Revolving Availability, Eligible Inventory shall be valued at the lower of cost (on a first-in, first-out "FIFO" basis") or market value.

                 "Eligible Tooling Receivable" means an Account arising out of tooling used or designed by the Borrower or LDM Canada where:

                (i) such tooling has been accepted by the Account Debtor pursuant to its PPAP Program or similar program;

                (ii) the Borrower or LDM Canada, as the case may be, has completed all filings required by the Account Debtor's PPAP Program or similar program with respect to such tooling;

                (iii) the Account Debtor has accepted parts produced by the Borrower or LDM Canada, as the case may be, using such tooling; and

                (iv) such Account meets the other criteria necessary to be an Eligible Account.

          "Environmental Compliance Reserve" means any reserves which the Agent, after the Closing Date, establishes upon at least one (1) Business Day's prior notice to the Borrower from time to time for amounts that are reasonably likely to be expended by the Borrower in order for the Borrower and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 9.7.

          "Environmental Laws" means all federal, state, provincial or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

          "Environmental Lien" means a Lien in favor of any Governmental Authority or any other Person for (1) any liability under any Environmental Laws, or (2) damages arising from, or costs incurred by such Governmental Authority or any other Person in response to, a Release or threatened Release of a Contaminant into the environment.

          "Equipment" means all of the Borrower's and LDM Canada's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and LDM Canada and all of the Borrower's and LDM
Canada's rights and interests with respect thereto under such leases
(including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                 "ERISA Event" means (a) a Reportable Event or Termination
Event with respect to a Pension Plan; (b) a withdrawal by the Borrower, any Subsidiary or any ERISA Affiliate from a Pension Plan during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or employer under the PBA or a cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Borrower, any Subsidiary or any ERISA Affiliate from a Multi-employer Plan or Plan regulated or governed by the PBA or notification that a Multi-employer Plan or Plan regulated or governed by the PBA is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination, or the commencement of proceedings by the PBGC or other applicable Governmental Authority to terminate a Pension Plan or Multi-employer Plan; (e) an event or condition which might reasonably be expected to constitute grounds for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, or PBA or other applicable law of any jurisdiction upon the Borrower, any Subsidiary or any ERISA Affiliate; or (g) any failure to make or remit any contribution when due in respect of any Plan.

                 "Event of Default" has the meaning specified in Section 11.1.

                 "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

                 "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                 "Financial Statements" means, according to the context in which it is used, the financial statements attached hereto, or any financial statements required to be given to the Lenders pursuant to this Agreement.

                 "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on September 28, 1997.

                 "Fixed Assets" means Equipment and Real Estate of the Borrower and LDM Canada.

                 "Fixed Charges" means as to the Borrower on a consolidated basis (other than Como), for any fiscal period, the sum of (i) interest expenses paid or payable in cash, (ii) cash dividend payments, (iii) scheduled installments of principal paid or payable with respect to Debt for borrowed money (other than Revolving Loans) and Capital Leases; (iv) that portion of Capital Expenditures not financed by borrowings from third parties; and (v) income taxes paid or payable in cash.

                 "Fixed Charge Coverage Ratio" means as to the Borrower on a consolidated basis (other than Como), for any fiscal period, the ratio of EBITDA to Fixed Charges.

                 "Fixture" means all fixtures of the Borrower and LDM Canada as such term is defined in the UCC including trade fixtures, building fixtures and leasehold improvements.

                 "Funding Date" means the date on which a Borrowing occurs.

                 "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

                 "General Intangibles" means all of the Borrower's and LDM Canada's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower and LDM Canada of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrower or LDM Canada in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Borrower or LDM Canada from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower or LDM Canada to secure payment by an Account Debtor of any of the Accounts, but excluding proceeds of key-man life insurance on which the Borrower is the beneficiary.

                 "Governmental Authority" means any nation or government, any state, province, municipality, region or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing.

                 "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

                 "Guarantor" means each of LDM Canada, LDM Holding, LDM LLC and LDM LP, and each other Person executing a guarantee pursuant to Section 9.21
(iii).

                 "Guarantor Collateral" means the "Pledged Collateral" and "Collateral" as each such term is defined in the relevant Guarantor Collateral Document.

                 "Guarantor Collateral Documents" means the LDM Canada Security Agreement, the LDM Holding Pledge and Security Agreement, the LDM LLC Pledge and Security Agreement, the LDM LP Pledge Agreement and each other document delivered by a Guarantor pursuant to Section 9.21 (iv).

                 "Guarantor Documents" means the Guarantor Guarantees and the Guarantor Collateral Documents.

                 "Guarantor Guarantees" means the LDM Canada Guarantee, the LDM Holding Guarantee, the LDM LLC Guarantee, the LDM LP Guarantee and each guarantee executed by a Guarantor pursuant to Section 9.21 (iii).

                 "Indenture" means the indenture governing the Senior Subordinated Notes.

                 "Intellectual Property Security Agreement" means the Intellectual Property Security Agreement, dated as of the date hereof, executed and delivered by the Borrower to the Agent to evidence and perfect the Agent's security interest in the Borrower's present and future patents, trademarks, copyrights, and related licenses and rights, for the benefit of the Agent and the Lenders.

                 "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

                 "Intercompany Loans" has the meaning specified in Section
9.13.

        "Intercompany Note" has the meaning specified in Section 9.13.

        "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                (iii) no Interest Period for any Revolving Loan shall extend beyond the Termination Date.

        "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

        "Inventory" means all of the Borrower's and LDM Canada's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in the Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

        "Investment Property" means all investment property as such term is defined in the UCC as now or hereafter in effect in those states that adopt such definition.

        "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

        "Latest Projections" means: (a) on the Closing Date and thereafter until the Lenders receive new projections pursuant to Section 7.2(e), the projections of the Borrower's financial condition, results of operations, and cash flow, for the 1997, 1998 and 1999 Fiscal Year delivered to the Lenders prior to the Closing Date; and (b) thereafter, the projections most recently received by the Lenders pursuant to Section 7.2(e).

        "LDM Canada" means LDM Technologies Company, a Nova Scotia unlimited liability company.

        "LDM Canada Borrowing Base" means the sum of:

                (a) up to eighty-five percent (85%) of the Net Amount of Eligible Accounts of LDM Canada; plus

                (b) up to eighty-five percent (85%) of the Net Amount of Eligible Tooling Receivables of LDM Canada; plus

                (c) up to sixty percent (60%) of the book value of LDM Canada's Eligible Inventory (valued at the lower of cost or market on a First-In First-Out basis); less

                (i) a reserve for customer deposits reflected on LDM Canada's books and records;

                (ii)    reserves established by Agent for unpaid suppliers;

                (iii) reserves established by Agent for goods and services, excise and sales taxes; and

                (iv) all other reserves which the Agent in its reasonable credit judgment deems necessary to establish and maintain with respect to LDM Canada's account upon at least one (1) Business Day's prior notice thereof to LDM Canada, including, without limitation, any amounts which the Agent may need to pay for the account of LDM Canada in order to preserve the value of the Collateral and/or the priority of the Agent's Lien in the Collateral consistent with the terms of this Agreement and the other Loan Documents.

        "LDM Canada Guarantee" means the LDM Canada Guarantee, dated as of the date hereof, duly executed and delivered by LDM Canada to the Agent, for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

        "LDM Canada Security Agreement" means the $100,000,000 Cdn. fixed and floating charge demand debenture and a pledge agreement in respect thereof, each dated as of the date hereof, duly executed and delivered by LDM Canada in favor of the Agent, for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.


        "LDM Holding" means LDM Holding Canada, Inc., a Michigan corporation.

                 "LDM Holding Guarantee" means the LDM Holding Guarantee, dated as of the date hereof, duly executed and delivered by LDM Holding to the Agent, for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                 "LDM Holding Pledge and Security Agreement" means the LDM Holding Pledge and Security Agreement, dated as of the date hereof, duly executed and delivered by LDM Holding in favor of the Agent, for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                 "LDM LLC" means LDM Holdings, L.L.C., a Michigan limited liability company.

                 "LDM LLC Guarantee" means the LDM LLC Guarantee, dated as of the date hereof, duly executed and delivered by LDM LLC to the Agent, for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                 "LDM LLC Pledge and Security Agreement" means the LDM LLC Pledge and Security Agreement, dated as of the date hereof, duly executed and delivered by LDM LLC in favor of the Agent, for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                 "LDM LP" means LDM Canada Limited Partnership, a Michigan limited partnership.

                 "LDM LP Guarantee" means the LDM LP Guarantee, dated as of the date hereof, duly executed and delivered by LDM LP to the Agent, for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                 "LDM LP Pledge Agreement" means the LDM LP Pledge Agreement, dated as of the date hereof, duly executed and delivered by LDM LP in favor of the Agent, for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof.

                 "Lending Office" means with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

                 "Letter of Credit" has the meaning specified in Section
2.4(a).

                 "Letter of Credit Fee" has the meaning specified in Section
3.6.

                 "Level" means, in reference to Applicable Margins, and includes, Level I, Level II, Level III or Level IV, whichever is in effect at the relevant time. In determining the Level in effect for any Fiscal Year, Fixed Charges shall have the meaning ascribed thereto herein, except that Fixed

Charges shall be calculated by deducting all Capital Expenditures during the preceding Fiscal Year, regardless of the source of funding or financing therefor.

        "Level I" shall exist during any Fiscal Year after Fiscal Year 1997 when the Fixed Charge Coverage Ratio for the previous Fiscal Year is equal to or less than 1.40:1.0.

        "Level II" shall exist during Fiscal Year 1997 and any Fiscal Year after Fiscal Year 1997 when the Fixed Charge Coverage Ratio for the previous Fiscal Year is greater than 1.40:1.0 but equal to or less than 1.65:1.0.

        "Level III" shall exist during any Fiscal Year after Fiscal Year 1997 when the Fixed Charge Coverage Ratio for the previous Fiscal Year is greater than 1.65 to 1.0 but equal to or less than 1.80.1.

        "Level IV" shall exist during any Fiscal Year after Fiscal Year 1997 when the Fixed Charge Coverage Ratio for the previous Fiscal Year is greater than 1.80:1.0.

        "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan.

        "LIBOR Interest Rate Determination Date" means each date of calculating the LIBOR Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Rate Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Rate Loan.

        "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1.0%) determined by the Agent as follows:

         LIBOR Rate  =               LIBOR
                         -----------------------------------
                                  1.00 - Eurodollar Reserve Percentage

         Where,

                "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                "LIBOR" means the rate of interest per annum (rounded upward to the next 1/16 of 1%) notified to the Agent by Bank of America as the rate of interest at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by Bank of America's applicable lending office to major banks in the London eurodollar market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                 "LIBOR Rate Loan" means a Revolving Loan during any period in which it bears interest at the LIBOR Rate.

                 "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, hypothecation, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause
(a), (i) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property and (ii) any other lien, charge, privilege, secured claim, title retention, garnishment right, deemed trust, encumbrance or other right affecting Property, choate or inchoate, whether or not crystallized or fixed, whether or not for amounts due or accruing due, arising by any statute, act or law of any jurisdiction, at common law, in equity or by any agreement.

                 "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Agent.

                 "Loan Documents" means this Agreement, the Intellectual Property Security Agreement, the Pledge Agreement, the Guarantor Documents and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                 "Loans" means, collectively, all loans and advances provided for in Article 2.

                 "Majority Lenders" means, at any time, Lenders whose Pro Rata shares aggregate more than 66-2/3% of the Commitments.

                 "Management Person has the meaning specified in Section 9.17.

                 "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

                 "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower and LDM Canada on a consolidated basis or the Collateral, the Pledged

Collateral or the Guarantee Collateral on a consolidated basis; (b) a material impairment of the ability of the Borrower or any Guarantor to perform under any Loan Document to which such Person is a party and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document.

                 "Maximum Amount" means, at any time, an amount equal to the Maximum Revolver Amount at such time.

                 "Maximum Rate" has the meaning specified in Section 3.3.

                 "Maximum Revolver Amount" means $45,000,000.

                 "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

                 "Net Amount of Eligible Accounts" means the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, accrued rebates (including volume rebates), claims, credits and allowance of any nature at any time issued, owing, granted, outstanding, available or claimed in respect of such Eligible Accounts.

                 "Notice of Borrowing" means a notice of Borrowing in the form of Exhibit C.

                 "Notice of Conversion/Continuation" means notice of conversion or continuation in the form of Exhibit D.

                 "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Agent and/or any Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from the Borrower to the Agent and/or any Lender under or in connection with the Letters of Credit.

                 "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                 "Participating Lender" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                 "Payment Account" means each blocked bank account established pursuant to Section 6.9, to which the funds of the Borrower (including, without limitation, proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or the Borrower, as the Agent may determine, on terms acceptable to the Agent.

                 "PBA" means the Pension Benefits Act of Ontario and all regulations thereunder as amended from time to time, and any successor legislation.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

                 "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice(s) of Borrowing received by the Agent which have not yet been advanced.

                 "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA or the applicable laws of any other jurisdictions including the
PBA) subject to Title IV of ERISA or the applicable laws of any other jurisdictions including the PBA which the Borrower or LDM Canada sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or has made contributions at any time during the immediately preceding five (5) plan years.

                 "Permitted Liens" means:

                 (a) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on Borrower's books and records and a stay of enforcement of any such Lien is in effect.

                 (b)  the Agent's Liens;

                 (c) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                 (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons; provided that the payment thereof is not at the time required by Section 9.1;

                 (e) reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrower's business;

                 (f) judgment and other similar Liens arising in connection with court proceedings; provided that (A) the existence of such Liens is being contested in good faith and by proper proceedings diligently pursued,
    (B) reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (C) a stay of enforcement of any such Liens is in effect, (D) the priority of any such Liens is subordinate to that of the Agent's Liens, and (E) the existence of any judgment or court proceedings upon which such Liens are based does not otherwise constitute an Event of Default under this Agreement; and

                 (g) Liens in existence on the Closing Date, after giving effect to the initial Borrowing, and listed on Schedule 9.19, and any extensions or renewals thereof, provided that (x) the aggregate principal amount of the Debt, if any, secured by such Lien does not increase from that amount outstanding at the time of any such renewal or extension and
    (y) any such renewal or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries.

                 "Permitted Rentals" has the meaning specified in Section 9.24.

                 "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                 "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, duly executed and delivered by the Borrower for the benefit of the Agent and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Pledged Collateral" has the meaning specified in the Pledge Agreement.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA or the applicable laws of any other jurisdiction) which the Borrower or any Subsidiary sponsors or maintains or to which the Borrower or any Subsidiary makes, is making, or is obligated to make contributions and includes any Pension Plan.

                 "PPSA" means the Personal Property Security Act of Ontario or other applicable jurisdiction, and all regulations thereunder, as amended from time to time, and any successor legislation.

                 "Premises" means the land identified by addresses on Schedule 8.12, together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which the Borrower or LDM Canada has any interests on the Closing Date.

                 "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments.

                 "Proprietary Rights" means all of the Borrower's and LDM Canada's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including, without limitation, those patents, trademarks, service marks and copyrights set forth on Schedule 8.13 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                 "Real Estate" means all of the present and future interests of the Borrower and/or any Subsidiary, as owner, lessee, or otherwise, in the Premises, including, without limitation, any interest arising from an option to purchase or lease the Premises or any portion thereof.

                 "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                 "Rentals" has the meaning specified in Section 9.24.

                 "Reportable Event" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "Required Lenders" means, at any time Lenders whose Pro Rata Shares aggregate more than 35% of the Commitments.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                 "Responsible Officer" means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

                 "Restricted Investment" means any acquisition of property by the Borrower or LDM Canada in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except (A) the Borrower may make intercompany loans to LDM Canada pursuant to Section 9.13(d), and (B) acquisitions of the following: (a) Equipment to be used in the business of the Borrower or LDM Canada so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) goods held for sale or lease or to be used by the Borrower or LDM Canada in the ordinary course of business;
(c) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of the Borrower or LDM Canada; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (f) commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) life insurance premiums of up to $1,500,000 per annum for life insurance on the lives of the Borrower's principal stockholders; (h) loans to employees outstanding as of the Closing Date; (i) loans and advances in the ordinary of business to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses in an aggregate principal amount not to exceed $250,000 at any time; and (j) the conversion of all or portion of the Closing Date Intercompany Note into equity interests of a Guarantor (other than LDM Holding).

                 "Revolving Loans" has the meaning specified in Section 2.2.

                 "Revolver Availability" means, at any time, the lesser of:

                 (A)      the Maximum Revolving Amount at such time;

                                       or

                 (B) the Borrower's Borrowing Base at such time plus the LDM Canada Borrowing Base, less

                 (C)      in each case, the sum of the following:

                          (i)     the unpaid balance of Revolving Loans at such
time;

                          (ii) the aggregate undrawn face amount of all outstanding Letters of Credit which the Agent has caused to be issued or obtained for the Borrower's account;

                          (iii)   the aggregate amount of Pending Revolving
                                  Loans;

                          (iv)    the aggregate amount of unpaid
                                  reimbursement obligations in respect of
                                  Letters of Credit;

                          (v)     reserves for accrued interest on the
                                  Obligations; and

                          (vi)    the Environmental Compliance Reserve.

                 "Seller" means Molmec, Inc., a Michigan corporation.

                 "Senior Subordinated Notes" means the 10-3/4% Senior Subordinated Notes due 2007 issued by the Borrower.

                 "Solvent" means when used with respect to any Person that (a) the fair value of all its assets is in excess of the total amount of its debts (including contingent liabilities); (b) it is able to pay its debts as they mature; (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (d) it is not "insolvent" as such term is defined in Section 101(32) of the Bankruptcy Code.

                 "Stated Termination Date" means January 22, 2002; provided, however, that the Borrower may request an extension of the Stated Termination Date for an additional year by submitting a written request for such extension to the Agent not less than 90 days prior to the annual anniversary of the Closing Date and any subsequent anniversary, which written request will be communicated promptly by the Agent to each Lender. Not less than 30 days prior to the annual anniversary of the Closing Date and any subsequent anniversary, the Agent shall notify the Borrower in writing whether all of the Lenders elected to accept such extension. No extension of the Stated Termination Date will become effective until the Agent delivers the notice referred to in the immediate preceding sentence. All outstanding Loans and the unpaid accrued interest thereon shall be due and payable in full by the Borrower on the Stated Termination Date.

                 "Subsidiary" means any corporation of which more than fifty percent (50.0%) of the outstanding securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions), is at the time, directly or indirectly through one or more intermediaries, owned by the Borrower and/or one or more of its Subsidiaries; provided, however, that Como shall only be a "Subsidiary" for the purposes of this Agreement with respect to Sections 8.18, 8.21, 9.7, 9.8 and 11.1(p) (including in each case the definitions contained therein).

                 "Supporting Letter of Credit" has the meaning specified in
Section 2.4(j).

                 "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a Lending Office.

                 "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Commitment is terminated either by the Borrower pursuant to Section 4.2 or by the Majority Lenders pursuant to
Section 11.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever.

                 "Termination Event" means: (a) the whole or partial withdrawal of the Borrower or any Subsidiary from a Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Plan or the treatment of a Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Public Authority to terminate in whole or in part or have a trustee appointed to administer a Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Plan.

                 "Total Facility" has the meaning specified in Section 2.1.

                 "UCC" means the Uniform Commercial Code (or any successor statute) of the State of Illinois or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

                 "Unused Letter of Credit Subfacility" means an amount equal to $20,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

                 "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to
Section 412 of the Code or the PBA or other applicable laws of any jurisdiction for the applicable plan year and includes in the case of any Plan regulated or governed by the PBA or applicable laws of any jurisdiction, any unfunded liability or solvency deficiency as determined under the PBA or other applicable laws.

        1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

        1.3 Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                 (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                          (ii)  The term "including" is not limiting and means
"including without limitation."

                          (iii)  In the computation of periods of time from a
specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                 (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                 (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                 (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower, each Guarantor and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lender's involvement in their preparation.


                                  ARTICLE 2

                         LOANS AND LETTERS OF CREDIT

        2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $45,000,000 (the "Total Facility") for the Borrower's use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit consisting of revolving loans and letters of credit up to the Maximum Revolver Amount, as described in Sections
2.2 and 2.4.

        2.2 Revolving Loans. (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10, each Lender severally agrees, upon the Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower, in amounts not to exceed (except with respect to BABC Loans) such Lender's Pro Rata Share of the Borrower's Revolver Availability. The Lenders, however, in their discretion, may elect to make Revolving Loans or participate (as provided for in Section 2.4(f)) in the credit support or enhancement provided through the Agent to the issuers of Letters of Credit in excess of the Revolver Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount or the Revolver Availability or to be obligated to exceed such limits on any other occasion. If the sum of outstanding Revolving Loans, the aggregate amount of Pending Revolving Loans, the undrawn amount of outstanding Letters of Credit and any unpaid reimbursement obligations in respect of Letters of Credit exceeds the Revolver Availability, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated.

                 (b)  Procedure for Borrowing.

                          (i)  Each Borrowing of Revolving Loans shall be
made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 11:00 a.m. (Chicago time) (x) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (y) no later than 11:00 a.m. (Chicago time) on the requested Funding Date, in the case of Base Rate Loans):

                          (A) specifying the amount of the Borrowing, which, in the case of LIBOR Rate Loans shall be an amount not less than $1,000,000 or in an integral multiple of $1,000,000 in excess thereof;

                          (B) specifying the requested Funding Date, which shall be a Business Day;

                          (C) specifying whether the Revolving Loans requested are to be Base Rate Loans or LIBOR Rate Loans provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Loans only;

                          (D) specifying the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Rate Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be three months; and

                          (E) in the event that all or a portion of the proceeds of the Revolving Loan requested will be utilized to make an Intercompany Loan pursuant to Section 9.13, setting forth in reasonable detail the calculations required to establish that the aggregate amount of such Intercompany Loan (and all prior Intercompany Loans made with proceeds of

    Revolving Loans) does not exceed the sum of (a) the lesser of (x) $5,000,000 and (y) the LDM Canada Borrowing Base at such time plus (b) $5,000,000.

                          (ii)    After giving effect to any Borrowing, there
may not be more than five (5) different Interest Periods in effect.

                          (iii)   With respect to any request for Base Rate
Loans, in lieu of delivering the above-described Notice of Borrowing the Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans.

                 (c) Reliance upon Authority. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the Borrower shall deliver to the Agent a writing setting forth (i) the account of the Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the officers authorized to request Revolving Loans on behalf of the Borrower, and shall provide the Agent with a specimen signature of each such officer. The Agent shall be entitled to rely conclusively on such officer's authority to request Revolving Loans on behalf of the Borrower, the proceeds of which are to be transferred to any of the accounts specified by the Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by the Borrower to make such requests on its behalf.

                 (d) No Liability. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Agent believes in good faith to have been given by an officer duly authorized by the Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans as provided herein.

                 (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

                 (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) to request BABC to make a BABC Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if BABC declines in its sole discretion to make a BABC Loan pursuant to Section 2.2(h), the Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

                 (g)  Making of Revolving Loans.

                          (i)  In the event that the Agent shall elect to have
the terms of this Section 2.2(g) apply to a requested Borrowing as described in
Section 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b), the Agent shall notify the Lenders by facsimile transmission, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than Noon (Chicago time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Article 10, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account of the Borrower, designated in writing by the Borrower; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Revolver Availability of the Borrower on such date.

                          (ii)  Unless the Agent receives notice from a Lender
on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. The failure of any Lender to make any Loan on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

                 (h)  Making of BABC Loans.

                          (i)  In the event the Agent shall elect, with the
consent of BABC, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), BABC shall make a Base Rate Loan in the amount of such Borrowing (any such Revolving Loan made solely by BABC pursuant to this Section 2.2(h) being referred to as a "BABC Loan" and such Revolving Loans being referred to collectively as "BABC Loans") available to the Borrower on the Funding Date applicable thereto by transferring same day funds to an account of the Borrower, designated in writing by the Borrower. Each BABC Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request BABC to make any BABC Loan if (i) the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in Article 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Revolver Availability of the Borrower on such Funding Date. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in
Article 10 have been satisfied or the requested Borrowing would exceed the Availability of the Borrower on the Funding Date applicable thereto prior to making, in its sole discretion, any BABC Loan.

                          (ii)  The BABC Loans shall be repayable on demand and
secured by the Collateral, the Pledged Collateral and the Guarantor Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to Base Rate Loans from time to time.

                 (i) Agent Advances. (i) Subject to the limitations set forth in the provisos contained in this Section 2.2(i), the Agent is hereby authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion, (x) after the occurrence of a Default or an Event of Default, or (y) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Revolving Loans to the Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, the Pledged Collateral and the Guarantor Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 15.7 (any of the advances described in this Section 2.2(i) being hereinafter referred to as "Agent Advances"); provided, that the Agent shall not make any Agent Advance to the Borrower if the amount thereof would exceed the Revolver Availability of the Borrower on the Funding Date applicable thereto; and provided, further, that the Required Lenders may at any time revoke the Agent's authorization contained in this Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective upon the Agent's receipt thereof.

                          (ii)  The Agent Advances shall be repayable on demand
and secured by the Collateral, the Pledged Collateral and the Guarantor Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Agent shall notify the Borrower and each Lender in writing of each such Agent Advance.

                 (j) Settlement. It is agreed that each Lender's funded portion of the Revolving Loan is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, BABC, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the BABC Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                          (i)  The Agent shall request settlement
("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (x) on behalf of BABC, with respect to each outstanding BABC Loan, (y) for itself, with respect to each Agent Advance, and
(z) with respect to collections received by notifying the Lenders by facsimile transmission, telephone or other similar form of transmission, of such requested Settlement, no later than Noon (Chicago time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BABC, in the case of BABC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the BABC Loans and Agent Advances with respect to which Settlement is requested available to the Agent, for itself or for the account of BABC, in same day funds, to such account of the Agent as the Agent may designate, not later than Noon (Chicago time), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in Article 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable BABC Loan or Agent Advance and, together with the portion of such BABC Loan or Agent Advance representing BABC's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

                          (ii)  Notwithstanding the foregoing, not more than
one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a BABC Loan or Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BABC Loan or Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BABC Loan or Agent Advance. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Revolving Loans.

                 (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any BABC Loan or Agent Advance pursuant to subsection (ii) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral, Pledged Collateral and Guarantor Collateral received by the Agent in respect of such BABC Loan or Agent Advance.

                 (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances or BABC Loans are outstanding, may pay over to BABC any payments received by Agent, which in accordance with the terms of the Agreement would be applied to the reduction of the Revolving Loans, for application to BABC's Pro Rata Share of the Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to BABC's Pro Rata Share of the Revolving Loans other than to BABC Loans or Agent Advances, as provided for in the previous sentence, BABC shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, BABC with respect to BABC Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than BABC Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under the Agreement on the actual average daily amount of funds employed by BABC, the Agent and the other Lenders.

                 (k) Notation. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the BABC Loans owing to BABC, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                 (l) Lenders' Failure to Perform. All Revolving Loans (other than BABC Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, and (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder.

         2.3  [INTENTIONALLY OMITTED].

         2.4  Letters of Credit.

                 (a) Agreement to Cause Issuance. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Agent agrees to take reasonable steps to cause to be issued for the account of the Borrower and to provide credit support or other enhancement in connection with one or more stand-by or merchandise/documentary letters of credit (each such letter of credit, a "Letter of Credit" and such letters of credit, collectively, the "Letters of Credit") in accordance with this Section 2.4 from time to time during the term of this Agreement.

                 (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to take steps to cause to be issued any Letter of Credit at any time: (i) if the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) if the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof exceed the Revolving Availability of the Borrower at such time; or (iii) which has an expiration date later than the Stated Termination Date or more than twelve (12) months from the date of issuance (except with respect to stand-by Letters of Credit which automatically renew each year).

                 (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 10, the obligation of the Agent to take reasonable steps to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

                          (i)     the Borrower shall have delivered to the
proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and such proposed issuer; and

                          (ii)    as of the date of issuance, no order of any
court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                 (d)      Issuance of Letters of Credit.

                          (i)     Request for Issuance.  The Borrower shall
give the Agent three (3) Business Days' prior written notice, containing the original signature of an authorized officer of the Borrower of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit that the Agent is requested to cause to be issued.

                          (ii)    Responsibilities of the Agent; Issuance.  The
Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to Section 2.4(d)(i), (x) the amount of the applicable Unused Letter of Credit Subfacility and (y) the Revolver Availability of the Borrower as of such date. If (x) the undrawn amount of the requested Letter of Credit is not greater than the applicable Unused Letter of Credit Subfacility and (y) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed the Revolver Availability of the Borrower, the Agent shall take reasonable steps to cause such issuer to issue the requested Letter of Credit on such requested effective date of issuance.

                          (iii)   Notice of Issuance.  Promptly after the
issuance of any Letter of Credit, the Agent shall give notice to each Lender of the issuance of such Letter of Credit.

                          (iv)    No Extensions or Amendment.  The Agent shall
not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.4(d) are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than 30 days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal, provided, that if all of the requirements of this Section 3.4 are met and no Default or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

                 (e)      Payments Pursuant to Letters of Credit.

                          (i)     Payment of Letter of Credit Obligations.  The
Borrower agrees to reimburse the issuer for any draw under any Letter of Credit immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such issuer or any other Person.

                          (ii)    Revolving Loans to Satisfy Reimbursement
Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit and the Borrower shall not have repaid such amount to the issuer of such Letter of Credit pursuant to Section 2.4(e)(i), the Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each

Lender shall unconditionally pay to the Agent, for the account of such issuer, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the Lenders prior to 11:00 a.m. (Chicago time) on any Business Day, each Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans which shall be deemed to have been requested by the Borrower pursuant to Section 2.2 as set forth in Section 4.7.

                 (f)      Participations.

                          (i)     Purchase of Participations.  Immediately upon
issuance of any Letter of Credit in accordance with Section 2.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                          (ii)    Sharing of Reimbursement Obligation Payments.
Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the issuer thereof payment from a Lender pursuant to Section 2.4(e)(ii), the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 1:00 p.m. (Chicago time) on such Business Day and otherwise on the next succeeding Business Day.

                          (iii)   Documentation.  Upon the request of any
Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably by requested by such Lender.

                          (iv)    Obligations Irrevocable.  The obligations of
each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through the Agent with respect to a Letter of Credit, and the obligations of the Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever , including, without limitation, any of the following circumstances:

                (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

         (B) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

         (C) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or


         (E)     the occurrence of any Default or Event of Default.

         (g) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit (or any guaranty by the Borrower or reimbursement obligation of the Borrower relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

         (h)     Compensation for Letters of Credit.

                   (i) Letter of Credit Fee. The Borrower agrees to pay to the Agent with respect to each Letter of Credit, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.6.

                   (ii) Issuer Fees and Charges. The Borrower shall pay to the issuer of any Letter of Credit, or to the Agent, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

         (i)       Indemnification; Exoneration.

                   (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.4, the Borrower hereby agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith.

                          (ii)    Assumption of Risk by the Borrower.  As among
the Borrower, the Lenders, and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile transmission or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this
Section 2.4(i).

                          (iii)   Exoneration.  In furtherance and extension,
and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

                 (j) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.4(b) any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Agent, for the ratable benefit of the Lenders, with respect to each Letter of Credit then outstanding, as the Majority Lenders, in their discretion shall specify, either (x) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto, or (y) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.


                                   ARTICLE 3



                               INTEREST AND FEES

        3.1  Interest.

                 (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in Section 3.3. Subject to the provisions of
Section 3.2, any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                          (i)     For all Loans and other Obligations, which
are not LIBOR Rate Loans, then at a fluctuating per annum rate equal to the Base Rate plus the respective Applicable Margins; and

                          (ii)    For all Loans and other Obligations, which
are LIBOR Rate Loans, then at a per annum rate equal to the LIBOR Rate plus the respective Applicable Margins.

Each change in the Base Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a
365-day year).   Interest accrued on all Loans will be payable in arrears on the first day of each month hereafter.

                 (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

         3.2 Conversion and Continuation Elections. (a) The Borrower may, upon irrevocable written notice to the Agent in accordance with Subsection 3.2(b):

                 (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

                 (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);


provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

                 (b)   The Borrower shall deliver a Notice of
Conversion/Continuation to be received by the Agent not later than 11:00 a.m. (Chicago time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                 (i)   the proposed Conversion/Continuation Date;

                 (ii) the aggregate amount of Loans to be converted or renewed;

                 (iii) the type of Loans resulting from the proposed conversion or continuation; and

                 (iv)  the duration of the requested Interest Period.

                 (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                 (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                 (e) During the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

                 (f) After giving effect to any conversion or continuation of Loans, there may not be more than five different Interest Periods in effect.

        3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

        3.4 Closing Fee. The Borrower agrees to pay the Agent the Closing Fee and other fees in the amounts and at such times as are set forth in the Fee Letter of even date herewith between the Agent and the Borrower (the "Fee Letter").

        3.5 Unused Line Fee. The Borrower agrees to pay, on the first day of each month and on the Termination Date, to the Agent, for the ratable account of the Lenders, an unused line fee equal to three-eighth's of one percent (.375%) per annum on the average daily amount by which the Maximum Amount exceeded the sum of the average daily outstanding amount of Loans and the undrawn amount of all outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent on account of Accounts or as proceeds of other Collateral shall be deemed to be credited to the Borrower's Loan Account immediately upon receipt for purposes of calculating the unused line fee pursuant to this Section 3.5.

         3.6 Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the ratable account of the Lenders, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to two percent (2%) per annum of the undrawn amount of each Letter of Credit issued for the Borrower's account at the Borrower's request (which fee includes a "fronting fee" required to be paid by the Agent to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit), plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable in advance monthly, on the first day of each month during which each such Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

         3.7 Audit Fees. The Borrower agrees to pay to the Agent, solely for its own account, all costs and fees reasonably incurred by the Agent's internal auditors in connection with audits of the Borrower performed by such auditors during the term of this Agreement; provided, that so long as no Event of Default has occurred and is continuing and so long as Revolver Availability exceeds $15,000,000, the Agent shall not be entitled to reimbursement for any such costs and fees incurred in connection with audits in excess of two (2) per year, it being understood and agreed that so long as Revolver Availability is less than $15,000,000, the Agent shall at any time be permitted to conduct, and be reimbursed for, up to four (4) audits per year upon prior written notice from the Agent to the Borrower and so long as an Event of Default has occurred and is continuing no such limitation on reimbursement shall apply. Each auditor of the Agent shall be billed at a rate of $500 per day plus reasonably incurred out-of-pocket expenses (including travel expenses).


                                  ARTICLE 4

                           PAYMENTS AND PREPAYMENTS

        4.1 Repayment of Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Rate Loans prepaid by the Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrower agrees to pay to the Lenders the amounts described in
Section 5.4. In addition, and without limiting the generality of the foregoing, upon demand the Borrower shall pay to the Agent, for the account of the Lenders, the amount, without duplication, by which the sum of outstanding Revolving Loans, the aggregate amount of Pending Revolving Loans, the aggregate undrawn amounts of all outstanding Letters of Credit and the amount of all unpaid reimbursement obligations with respect to the Letters of Credit exceeds the Revolver Availability.

         4.2 Termination of Facility. The Borrower may terminate this Agreement upon at least ten (10) Business Days' notice to the Agent and the Lenders, upon (i) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit, (ii) the payment of the early termination fee set forth in the next sentence, (iii) the payment in full in cash of all other Obligations together with accrued interest thereon, and (iv) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4. If this Agreement is terminated at any time prior to the Stated Termination

Date, whether pursuant to this Section or pursuant to Section 11.2, the Borrower shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:


             PERIOD DURING WHICH
              EARLY TERMINATION
                 OCCURS                           EARLY TERMINATION FEE
             -------------------                  ---------------------

         On or prior to the first                1.00% of the Commitments.
         Anniversary Date

         After the first Anniversary             0.50% of the Commitments.
         Date but on or prior to
         the second Anniversary
         Date.

         After the second Anniversary            0.25% of the Commitments;
         Date but on or prior to the third
         Anniversary Date.

;provided, however, that the Borrower shall not be required to pay any fee pursuant to this Section 4.2, in the event that such termination is related to the refinancing of the Obligations by BABC or any of its Affiliates.

        4.3       [INTENTIONALLY OMITTED].

        4.4       [INTENTIONALLY OMITTED].

        4.5       [INTENTIONALLY OMITTED].

        4.6 Payments by the Borrower. (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders at the Agent's address set forth in
Section 15.8, and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. Any payment received by the Agent later than 1:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                 (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                 (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         4.7 Payments as Revolving Loans. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 15.7, may, at the option of the Agent, in its sole discretion, subject only to the terms of this Section 4.7, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrower pursuant to Section 2.2 or a deemed request as provided in this
Section 4.7. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 15.7, and agrees that all such amounts charged shall constitute Revolving Loans (including BABC Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Borrower pursuant to Section 2.2.

         4.8 Apportionment, Application and Reversal of Payments. Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral, the Pledged Collateral or the Guarantor Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, or expense reimbursements then due to the Agent from the Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Revolving Loans, including BABC Loans and Agent Advances; fourth, to pay or prepay principal of the BABC Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than BABC Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; and sixth, to the payment of any other Obligation due to the Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is outstanding, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan except (i) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (ii) in the event, and only to the extent, that there are no outstanding Base Rate Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         4.9 Indemnity for Returned Payments. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and the Borrower shall be liable to pay to the Agent, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 4.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.9 shall survive the termination of this Agreement.

        4.10 Agent's and Lenders' Books and Records; Monthly Statements. The Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.8 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.


                                   ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY


         5.1 Taxes. (a) Any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                 (b) The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

                 (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                          (i)  the sum payable shall be increased as necessary
so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                          (ii)  the Borrower shall make such deductions and
withholdings;

                          (iii)  the Borrower shall pay the full amount
deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                          (iv)  the Borrower shall also pay to each Lender or
the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                 (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                 (e) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

        5.2 Illegality. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                 (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

         5.3 Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                 (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

         5.4 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

         (i) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

         (ii) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

         (iii) the prepayment or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

         5.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

         5.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

         5.7 Survival. The agreements and obligations of the Borrower in this Article 5 shall survive the payment of all other Obligations. The Lender requesting compensation pursuant to Article V shall provide notice to the Borrower within 60 days after the date on which such Lender obtains actual knowledge of any claim for compensation under said Article.


                                  ARTICLE 6

                                  COLLATERAL

         6.1 Grant of Security Interest. (a) As security for all present and future Obligations, the Borrower hereby grants, and shall cause, on or prior to the Closing Date, LDM Canada to grant, to the Agent, for the ratable benefit of the Lenders, a continuing security interest in, lien on, and right of set-off against, all of the following property of the Borrower and LDM Canada, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                 (i)      all Accounts;

                 (ii)     all Inventory;

                 (iii) all contract rights, letters of credit, Assigned Contracts, chattel paper, instruments, notes, documents, and documents of title;

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


                 (iv)    all General Intangibles;

                 (v)     all Equipment;

                 (vi)    all Fixtures;

                 (vii)   all Proprietary Rights;

                 (viii)  all Investment Property;

                 (ix) all money, securities, financial assets and other property of any kind of the Borrower and of LDM Canada in the possession or under the control of the Agent or any Lender, any assignee of or participant in the Obligations, or a bailee of any such party or such party's affiliates;

                 (x) all deposit accounts, credits and balances with and other claims against the Agent or any Lender or any of its affiliates or any other financial institution in which the Borrower or LDM Canada maintains deposits;

                 (xi) all books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                 (xii) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies (other than proceeds of key-man life insurance on which the Borrower is the beneficiary), claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing and all other property of the Borrower or each Guarantor in which the Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral."

          (b) All of the Obligations shall be secured by all of the Collateral, the Pledged Collateral and the Guarantor Collateral. The Agent may, subject to the provisions of Articles 13 and 14, in its sole discretion,
(i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Agent may determine, and
(iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Agent's or any Lender's right to take any other action with respect to any other Collateral.

    6.2   Perfection and Protection of Security Interest. (a)  The
Borrower shall, and shall cause each Guarantor to, at Borrower's expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including, without limitation: (i) executing, delivering and/or filing and recording of the Intellectual Property Security Agreement, the Pledge Agreement and the Guarantor Collateral Documents and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral, Pledged Collateral and Guarantor Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (iv) when an Event of Default exists, transferring Inventory to warehouses designated by the Agent;
(v) placing notations on the Borrower's and each Guarantor's books of account to disclose the Agent's security interest; (vii) delivering to the Agent all letters of credit on which the Borrower or LDM Canada is named beneficiary; and
(viii) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without the Borrower's or a Guarantor's signature, one or more financing statements disclosing the Agent's Liens. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                 (b) If any Collateral or Guarantor Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's or LDM Canada's agents or processors, then the Borrower shall notify the Agent thereof and shall notify or cause LDM Canada to notify such Person of the Agent's security interest in such Collateral or Guarantor Collateral and, upon the Agent's request, instruct such Person to hold all such Collateral or Guarantor Collateral for the Agent's account subject to the Agent's instructions. If at any time any Collateral or Guarantor Collateral is located on any operating facility of the Borrower or each Guarantor which is not owned by the Borrower or LDM Canada, then the Borrower shall, at the request of the Agent, obtain or cause LDM Canada to obtain written waivers, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

                 (c) From time to time, the Borrower shall, and shall cause each Guarantor to, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Lenders, the Collateral, Pledged Collateral or Guarantor Collateral, as the case may be, with respect to the Borrower or such Guarantor, but the Borrower's or such Guarantor's failure to do so shall not affect or limit the Agent's security interest or the Agent's other rights in and to the Collateral, Pledged Collateral or Guarantor Collateral, as the case may be, with respect to the Borrower or such Guarantor. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral, Pledged Collateral and Guarantor Collateral (whether or not deemed eligible for the purpose of calculating the Revolving Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

         6.3 Location of Collateral. The Borrower represents and warrants to the Agent and the Lenders that: (i) Schedule 6.3 is a correct and complete list of the Borrower's and each Guarantor's chief executive office, the location of its books and records, the locations of the Collateral and the Guarantor Collateral with respect to the Borrower and such Guarantor, and the locations of all of its other places of business; and (ii) Schedule 6.3 correctly identifies any of such facilities and locations where Collateral and the Guarantor Collateral is located that are not owned by the Borrower or the relevant Guarantor and sets forth the names of the owners and lessors or sublessors of and, to the best of the Borrower's knowledge, the holders of any mortgages on, such facilities and locations. The Borrower covenants and agrees that it will not and will not permit any Guarantor to (x) maintain any Collateral with respect to the Borrower at any location other than those locations listed for the Borrower, and with respect to any Guarantor at any location other than those locations listed for such Guarantor, on Schedule 6.3, (y) otherwise change or add to any of such locations, or (z) change the location of its chief executive office from the location identified in Schedule 6.3, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent requests in connection therewith. Without limiting the foregoing, the Borrower represents that all of its and LDM Canada's Inventory is, and covenants that all of its Inventory will be, located either (A) on premises owned by the Borrower or LDM Canada, as the case may be, (B) on premises leased by the Borrower or LDM Canada, as the case may be, provided that the Agent has received an executed landlord waiver from the landlord of such premises in form and substance satisfactory to the Agent, or (C) in a public warehouse; provided that the Agent has received an executed bailee letter from the applicable public warehouseman in form and substance
satisfactory to the Agent.   As to each location, the Agent for the benefit of
Lenders shall have filed state (and, to the extent required, local) UCC-1 financing statements; as to all leased and bailment location, the Borrower shall use and shall cause each LDM Canada to use all reasonable efforts to obtain landlord and bailee waivers; as to all bailment locations for which bailee waiver letters have not been obtained, the Agent shall have delivered to the bailee a notice of lien under Article 9 of the UCC; and for all leased locations as to which waiver letters have not been obtained within thirty (30) days after the Closing Date, the Inventory at those leased locations shall cease to be Eligible Inventory.

        6.4 Title to, Liens on, and Sale and Use of Collateral. The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (i) all of the Collateral, Pledged Collateral and Guarantor Collateral is and will continue to be owned by the Borrower or a Guarantor, as the case may be, free and clear of all Liens whatsoever, except for Permitted Liens; (ii) the Agent's Liens in the Collateral, Pledged Collateral and Guarantor Collateral will not be subject to any prior Lien; (iii) the Borrower will and will cause each Guarantor to use, store, and maintain the Collateral, Pledged Collateral and Guarantor Collateral with all reasonable care and will use such Collateral, Pledged Collateral or Guarantor Collateral for lawful purposes only; and (iv) the Borrower will not, and will not permit any Guarantor to, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral, Pledged Collateral or Guarantor Collateral, except for sales of Inventory in the ordinary course of business and sales of Equipment as permitted by Section 6.11. The inclusion of proceeds in the Collateral, Pledged Collateral or Guarantor Collateral, shall not be deemed to constitute the Agent's or any

Lender's consent to any sale or other disposition of the Collateral, Pledged Collateral or Guarantor Collateral, except as expressly permitted herein.

        6.5 Appraisals. Whenever a Default or Event of Default exists, and at such other times not more frequently than once every two years as the Agent requests, the Borrower shall, at its expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral or Guarantor Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

         6.6 Access and Examination; Confidentiality. (a) The Agent, accompanied by any Lender which so elects, may at all reasonable times (and at any time when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Borrower's and each Guarantor's records, files, and books of account and the Collateral, Pledged Collateral and Guarantee Collateral, and discuss the Borrower's and such Guarantor's affairs with the Borrower's and such Guarantor's officers and management. The Borrower will deliver and will cause each Guarantor to deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Borrower or such Guarantor. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrower' expense, make copies of all of the Borrower's or any Guarantor's books and records, or require the Borrower to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrower's or any Guarantor's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, Pledged Collateral or Guarantor Collateral by mail, telephone, or otherwise.

                 (b) The Borrower agrees that, subject to the Borrower's prior consent, which consent shall not be unreasonably withheld or delayed, the Agent and each Lender may use the Borrower's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to the Agent or such Lender by or on behalf of the Borrower or any Guarantor, under this Agreement or any other Loan Document, and neither the Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower or a Guarantor, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such

Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any Affiliate of the Agent or such Lender, or to any Participating Lender or assignee under any Assignment and Acceptance, actual or potential, provided that such affiliate, Participating Lender or assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; and (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or a Guarantor is party or is deemed party with the Agent or such Lender.

         6.7 Collateral Reporting. The Borrower shall provide the Agent with the following documents at the following times in form satisfactory to the
Agent: (i) on a monthly basis, separate Borrowing Base Certificates with respect to the Borrower and LDM Canada, in each case together with a schedule of credit memos and reports, a schedule of collections of accounts receivable, a schedule of Accounts created since the last such schedule; provided that such reporting requirements shall be more frequent, as specified by Agent, if Revolver Availability is less than $15,000,000; (ii) on a monthly basis, or more frequently if requested by the Agent, a schedule of the Accounts created since the last such schedule; (iii) on a monthly basis, an aging of the Accounts, together with a reconciliation to the previous month's aging of the Accounts and to the Borrower's and LDM Canada's general ledger; (iv) on a monthly basis, an aging of the Borrower's and LDM Canada's accounts payable; (v) on a monthly basis (or more frequently if requested by the Agent), Inventory reports by category, with additional detail showing additions to and deletions from the Inventory; (vi) upon request, copies of invoices in connection with the Borrower's and LDM Canada's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Borrower's Accounts and for Inventory and Equipment acquired by the Borrower or LDM Canada, purchase orders and invoices; (vii) on a monthly basis, a statement of the balance of each of the Intercompany Accounts as of the last day of the immediately preceding calendar month; (viii) such other reports as to the Collateral or Guarantor Collateral of the Borrower or as to the Guarantor Collateral of LDM Canada as the Agent shall reasonably request from time to time; and (ix) with the delivery of each of the foregoing, a certificate of an officer of the Borrower certifying as to the accuracy and completeness of the foregoing. If any of the Borrower's or LDM Canada's records or reports of the Collateral or Guarantor Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

        6.8 Accounts. (a) The Borrower hereby represents and warrants to the Agent and the Lenders, with respect to the Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by the Borrower or LDM Canada, or rendition of services by the Borrower or LDM Canada, in the ordinary course of the

Borrower's or LDM Canada's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to the Borrower and disclosed to the Agent and the Lenders pursuant to this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by the Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in each invoice will have been delivered to the Account Debtor and all services of the Borrower or LDM Canada described in each invoice will have been performed.

                 (b) Borrower shall not and shall not cause or permit LDM Canada to re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrower's business or extend or modify any Account. If the Borrower becomes aware of any matter adversely affecting the collectability of any Account or Account Debtor involving an amount greater than $500,000, including information regarding the Account Debtor's creditworthiness, the Borrower will promptly so advise the Agent.

                 (c) Borrower shall not and shall not cause or permit LDM Canada to accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Agent's written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the Borrower will promptly deliver such instrument to the Agent, endorsed by the Borrower or LDM Canada, as the case may be, to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, the Borrower or LDM Canada, as the case may be, shall remain liable thereon until such instrument is paid in full.

                 (d) The Borrower shall notify the Agent promptly of all disputes and claims in excess of $500,000, individually, or $1,500,000 in the aggregate with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any Account Debtor other than normal and customary discounts and allowances without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrower's or LDM Canada's, as the case may be, business when no Event of Default exists hereunder. The Borrower shall send the Agent a copy of each credit memorandum in excess of $500,000 as soon as issued. The Agent may, and at the direction of the Majority Lenders shall, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Borrower's Loan Account with only the net amounts received by the Agent in payment of any Accounts.

                 (e) If an Account Debtor returns any Inventory to the Borrower or LDM Canada when no Event of Default exists, then the Borrower shall promptly determine or shall cause LDM Canada to promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Borrower shall immediately report to the Agent any return involving an amount in excess of $500,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to the Borrower or LDM Canada when an Event of Default exists, the Borrower, upon request of the Agent, shall, and shall cause LDM Canada to: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

         6.9 Collection of Accounts; Payments. (a) Until the Agent notifies the Borrower to the contrary, the Borrower shall and shall cause LDM Canada to make collection of all Accounts and other Collateral and Guarantor Collateral for the Agent, shall and shall cause LDM Canada to receive all payments as the Agent's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of the Borrower or LDM Canada, as applicable at a bank acceptable to Agent and subject to documentation acceptable to Agent. The Borrower shall and shall cause LDM Canada to establish a lock-box service for collections of Accounts at a bank acceptable to the Agent and pursuant to documentation satisfactory to the Agent. The Borrower shall and shall cause LDM Canada to instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Borrower or LDM Canada, as applicable, receives any proceeds of Accounts, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections received in any such lock-box or Payment Account or directly by the Borrower or LDM Canada, as the case may be, or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control. The Agent or the Agent's designee may, at any time, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein. If an Event of Default shall have occurred and be continuing, the Agent may collect the Accounts directly and charge the collection costs and expenses to the Borrower's Loan Account as a Revolving Loan. When an Event of Default exists, the Borrower, at the Agent's request, shall execute and deliver and shall cause LDM Canada to execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

                 (b) If sales of Inventory are made for cash, the Borrower shall and shall cause LDM Canada to immediately deliver to the Agent or deposit into a Payment Account the identical checks, cash, or other forms of payment which the Borrower receives.

                 (c) All payments, including immediately available funds received by the Agent at a bank designated by it, received by the Agent on account of Accounts or as proceeds of other Collateral will be the Agent's sole property for the benefit of the Lenders and will be credited to the Borrower's Loan Account on the same Business Day as such payments are received in immediately available funds.

        6.10 Inventory; Perpetual Inventory. The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by the Borrower or LDM Canada is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of the Borrower's or LDM Canada's business, and is and will be fit for such purposes. The Borrower will keep and will cause LDM Canada to keep its Inventory in good and marketable condition, at its own expense. Borrower will not, and will not permit LDM Canada to, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval. The Borrower agrees that all Inventory produced in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrower will conduct a monthly physical count of the Inventory (and after and during the continuation of an Event of Default, at such other times as the Agent requests) and deliver a summary of the results thereof to the Agent within thirty (30) days after the last day of each calendar month until the Borrower has implemented a perpetual inventory system for the Borrower and LDM Canada and the Agent is satisfied with the test count results as a verification of the accuracy of those perpetual inventory systems. The Borrower will not, and will not permit LDM Canada to, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

        6.11 Equipment. (a) The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Equipment owned by the Borrower or LDM Canada is and will be used or held for use in the Borrower's or LDM Canada's, as the case may be, business, and is and will be fit for such purposes. The Borrower shall keep and maintain and shall cause LDM Canada to keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

                 (b) The Borrower shall promptly inform the Agent of any material additions to or deletions from the Equipment. The Borrower shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. The Borrower will not and will not permit LDM Canada, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of the Borrower's or LDM Canada's Equipment consisting of Collateral or Guarantor Collateral, as the case may be.

                 (c) The Borrower shall not, and shall not permit LDM Canada to, without the Lender's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Borrower's or LDM Canada's Equipment; provided, however, that the Borrower and LDM Canada may dispose of obsolete or unusable Equipment having an orderly liquidation value no greater than $500,000 in the aggregate in any Fiscal Year, without the Lender's consent, subject to the conditions set forth in the next sentence. In the event any of such Equipment is sold, transferred or otherwise disposed of pursuant to the proviso contained in the immediately preceding sentence, (1) if such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by the Borrower or LDM Canada or by Equipment purchased by the Borrower or LDM Canada subject to a Lien, then the Borrower shall deliver or cause LDM Canada to deliver all of the cash proceeds of any such sale, transfer or disposition to the Agent, which proceeds shall be applied, ratably, to the reduction of the Obligations in the order provided for in Section 4.8, or (2) if such sale, transfer or disposition is made in connection with the purchase by the Borrower or LDM Canada of replacement Equipment, then the Borrower shall use or shall cause LDM Canada to use, as the case may be, the proceeds of such sale, transfer or disposition to purchase such replacement Equipment and shall deliver to the Agent written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by the Borrower or LDM Canada shall be free and clear of all Liens except the Agent's Lien.

        6.12 Assigned Contracts. The Borrower shall and shall cause LDM Canada to fully perform all of its obligations under each of the Borrower's or LDM Canada's Assigned Contracts, and shall enforce and shall cause LDM Canada to enforce all of its rights and remedies thereunder as it deems appropriate in its business judgment; provided, however, that the Borrower shall not and shall not permit LDM Canada to take any action or fail to take any action with respect to its Assigned Contracts which would result in a waiver or other loss of any material right or remedy of the Borrower or LDM Canada thereunder. Without limiting the generality of the foregoing, the Borrower shall take and shall cause LDM Canada to take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. The Borrower shall not and shall not permit LDM Canada to, without the Agent's and the Majority Lender's prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any of its Assigned Contracts, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to any of its Assigned Contracts or the collateral therefor. The Borrower shall notify the Agent and the Lenders in writing, promptly after the Borrower or LDM Canada becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue or cause LDM Canada diligently to pursue such right and report to the Agent on all further developments with respect thereto. The Borrower shall remit directly to the Agent for application to the Obligations in such order as the Majority Lenders shall determine, all amounts received by the Borrower or LDM Canada as indemnification or otherwise pursuant to its Assigned Contracts. If the Borrower or LDM Canada shall fail after the Agent's demand to pursue diligently any right under its Assigned Contracts, or if an Event of Default then exists, the Agent may, and at the direction of the Majority Lenders shall, directly enforce such right in its own or the Borrower's or LDM Canada's name and may enter into such settlements or other agreements with respect thereto as the Agent or the Majority Lenders, as applicable, shall determine. In any suit, proceeding or action brought by the Agent for the benefit of the Lenders under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrower shall indemnify and hold the Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Borrower or LDM Canada of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Borrower or LDM Canada to or in favor of such obligor or its successors. All such obligations of the Borrower or LDM Canada shall be and remain enforceable only against the Borrower or LDM Canada, as the case may be, and shall not be enforceable against the Agent. Notwithstanding any provision hereof to the contrary, the Borrower or LDM Canada, as the case may be, shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Agent's or any Lender's exercise of any of their respective rights with respect to the Collateral shall not release the Borrower or LDM Canada, as the case may be, from any of such duties and obligations. Neither the Agent nor any Lender shall be obligated to perform or fulfill any of the Borrower's or LDM Canada's duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

        6.13 Documents, Instruments, and Chattel Paper. The Borrower represents and warrants to the Agent and the Lenders that (i) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, Pledged Collateral or Guarantor Collateral, as the case may be, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (ii) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower or a Guarantor, as the case may be, free and clear of all Liens other than Permitted Liens. The Borrower agrees that it shall deliver and shall cause each Guarantor to deliver to the Agent, at the Closing Date, and thereafter, promptly upon obtaining possession thereof, the originals of all instruments and chattel paper received by the Borrower or such Guarantor.

         6.14 Right to Cure. The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of the Borrower or any Guarantor hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral, Pledge Collateral or Guarantor Collateral, or the Agent's Liens therein, and which the Borrower or such Guarantor, as the case may be, fails to pay or do, including, without limitation, payment of any judgment against the Borrower or such Guarantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral, Pledged Collateral or Guarantor Collateral. All payments that the Agent makes under this Section 6.14 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's Loan Account as a Revolving Loan . Any payment made or other action taken by the Agent under this
Section 6.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

         6.15 Power of Attorney. The Borrower hereby appoints the Agent and the Agent's designee as the Borrower's attorney, with power: (i) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (ii) to sign the Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records; (iii) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of the Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to the Borrower;
(iv) to send requests for verification of Accounts to customers or Account Debtors; (v) to clear Inventory, the purchase of which was financed with Letters of Credit, through customs in the Borrower's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; and (vi) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than as a result of such Person's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

         6.16 The Agent's and Lenders' Rights, Duties and Liabilities. The Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral, Pledged Collateral or Guarantor Collateral. Neither the Agent, nor any Lender, nor any of their respective officers, directors, employees or agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, Pledged Collateral or Guarantor Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default of any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Borrower's sole risk. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, Pledged Collateral or Guarantor Collateral, nor shall loss of or damage to the Collateral, Pledged Collateral or Guarantor Collateral release the Borrower from any of the Obligations. Upon the occurrence and continuance of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, Pledged Collateral or Guarantor Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Borrower.

                                   ARTICLE 7

               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

          7.1 Books and Records. The Borrower shall and shall cause each Subsidiary to maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of their respective transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrower shall and shall cause each Subsidiary to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrower shall and shall cause each Subsidiary to maintain at all times books and records pertaining to the Collateral, Pledged Collateral and Guarantor Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral, Pledged Collateral and Guarantor Collateral.

          7.2 Financial Information. The Borrower shall promptly furnish to the Agent (and the Agent shall supply each Lender with a copy of) all such financial information as the Agent or any Lender shall reasonably request, and notify its auditors and accountants that the Agent, on behalf of the Lenders, is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrower will furnish to the Agent, in sufficient copies for distribution by the Agent to each
      Lender, in such detail as the Agent or the     Lenders shall request, the
      following:

                (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating audited balance sheets, and statements of income and expense, cash flow and of stockholders' equity for the Borrower and its Subsidiaries for such Fiscal Year and separate unaudited consolidated financial statements (as described above) for Borrower and its Subsidiaries, for such Fiscal Year prepared by the Borrower's outside auditors, in each case, with the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent. The Borrower, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders.

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


                (b) As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries (and of the Borrower and its Subsidiaries) as at the end of such month, and consolidated and consolidating unaudited statements of income and expense and cash flow for the Borrower and its consolidated Subsidiaries (and of the Borrower and its Subsidiaries) for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrower and its consolidated Subsidiaries (and of the Borrower and its Subsidiaries) as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrower shall certify by a certificate signed by its the chief financial officer or director of finance that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

                (c) With each of the audited Financial Statements delivered pursuant to Section 7.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default under Sections 9.23 through 9.26, inclusive, except for those, if any, described in reasonable detail in such certificate.

                (d) With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a), and within forty-five (45) days after the end of each fiscal quarter, a Compliance Certificate executed by the chief financial officer or director of finance of the Borrower (i) setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with the covenants set forth in Sections 9.23 through 9.26, inclusive, during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, (B) the Borrower is, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (E) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

                (e) No sooner than 60 days and not less than 30 days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, statements of income and expenses and statements of cash flow) for the Borrower and its Subsidiaries as at the end of and for each month of such Fiscal Year.

                (f) Promptly after filing with the PBGC and the IRS or any other Governmental Authority, a copy of each annual report or other filing filed with respect to each Plan of the Borrower or any Subsidiary.

                (g) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by the Borrower or any of its Subsidiaries to or from the holders of any equity interests of the Borrower (other than routine non-material correspondence sent by shareholders of the Borrower to the Borrower) or any such Subsidiary or of any Debt for borrowed money of the Borrower or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                (h) As soon as available, but in any event not later than 15 days after the Borrower's receipt thereof, a copy of all management reports and management letters prepared for the Borrower by Ernst & Young LLP or any other independent certified public accountants of the Borrower.

                (i) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrower makes available to its stockholders.

                (j) Promptly after filing with the IRS or Revenue Canada, a copy of each tax return filed by the Borrower or by any of its Subsidiaries.

                (k) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary.

          7.3 Notices to the Lenders. The Borrower shall notify the Agent, in writing of the following matters at the following times:

                (a) Immediately after becoming aware of any Default or Event of Default.

                (b) Immediately after becoming aware of the assertion by the holder of any capital stock of the Borrower or Subsidiary thereof or of any Debt in an outstanding principal amount in excess of $1,000,000 that a default exists with respect thereto or that the Borrower is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

                (c) Immediately after becoming aware of any material adverse change in the Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

                (d) Immediately after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, which action, suit, proceeding, counterclaim or investigation seeks damages in excess of $1,000,000 (which amount shall not be fully covered by insurance), or which may otherwise materially and adversely affect the Collateral, Pledged Collateral or Guarantor Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents, or the Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

                (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

                (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrower which could reasonably be expected to have a Material Adverse Effect.

                (g) Immediately after receipt of any notice of any violation by the Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Affect or that any Governmental Authority has asserted that the Borrower or any Subsidiary thereof is not in compliance with any Environmental Law.

                (h) Immediately after receipt of any written notice that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000.

                (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of the Borrower or any of its Subsidiaries.

                (j) Any change in the Borrower's or LDM Canada's name, state of incorporation, or form of organization, trade names or styles under which the Borrower or LDM Canada will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

                (k) Within ten (10) Business Days after the Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL, the PBGC or any other Governmental Authority with respect thereto.

                (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL, the IRS, the Pension Commission of Ontario or any other applicable Governmental Authority, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan and, in the case of any Plan governed by PBA, each report, valuation, request for amendment, whole or partial withdrawal or termination or other variation, (ii) a copy of each funding waiver request filed with the PBGC, the DOL, the IRS, the Pension Commission of Ontario or any other applicable Governmental Authority with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate from the PBGC, the DOL, the IRS, the Pension Commission of Ontario or other applicable Governmental Authority with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, the IRS, the Pension Commission of Ontario or other applicable Governmental Authority, with respect to each Plan of the Borrower, any Subsidiary or any ERISA Affiliate.

                (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within ten (10) days after receipt thereof by the Borrower, or any Subsidiary or any ERISA Affiliate, copies of the following:
          (i) any notices of the PBGC's, the Pension Commission of Ontario's or other applicable Government Authority's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS, the Pension Commission of Ontario or other applicable Governmental Authority regarding the qualification of a Plan under Section 401(a) of the Code, the PBA or other applicable laws; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability.

                (n) Within ten (10) days upon the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase the Borrower's or any Subsidiary's annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which the Borrower, any Subsidiary or any ERISA Affiliate was not previously contributing; or (ii) any failure by the Borrower, any Subsidiary or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code, the PBA or other applicable laws on or before the due date for such installment or payment.

                (o) Within ten (10) days after the Borrower, any Subsidiary or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or
          (iii) the PBGC has
      instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan; or (iv) a Reportable Event or Termination Event in respect of any Plan.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower, any Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.


                                  ARTICLE 8

                    GENERAL WARRANTIES AND REPRESENTATIONS

          The Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

          8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each of the Borrower and each Guarantor has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which each is a party, as applicable. The Borrower has the power and authority to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral and the Pledged Collateral.  Each Guarantor has the power and authority to grant to the Agent liens upon and security interests in the Guarantor Collateral. Each of the Borrower and each Guarantor has taken all necessary action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which each is a party, as applicable. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Borrower's execution, delivery and performance of this Agreement and Borrower's or any Guarantor's execution, delivery and performance of the other Loan
      Documents, except for those already duly obtained.   This Agreement and
      the other Loan Documents have been duly executed and delivered by the Borrower and each Guarantor, as applicable, and constitute the legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim. Neither the Borrower's nor any Guarantor's execution, delivery, and performance of the Loan Documents to which it is a Party do or will conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower or any of its Subsidiaries is a party or which is binding upon it or therein, (b) any Requirement of Law applicable to the Borrower or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws, partnership agreement, or limited liability company agreement of the Borrower or any of its Subsidiaries.

          8.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral, Pledged Collateral and Guarantor Collateral, in favor of the Agent, for the ratable benefit of the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, Pledged Collateral and Guarantor Collateral, having priority over all other Liens (other than Permitted Lien) on the Collateral, Pledged Collateral and Guarantor Collateral, securing all the Obligations, and enforceable against the Borrower, each Guarantor and all third parties.

         8.3 Organization and Qualification. The Borrower and each Guarantor (a) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, (b) is qualified to do business as a foreign entity and is in good standing in the jurisdictions set forth on
Schedule 8.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property.

         8.4 Corporate Name; Prior Transactions. Neither the Borrower nor any Guarantor has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business, except as set forth on Schedule 8.4.

         8.5 Subsidiaries and Affiliates. Schedule 8.5 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its jurisdiction of incorporation set forth on Schedule 8.5, and (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

         8.6 Financial Statements and Projections. (a) The Borrower has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, changes in financial position, and changes in stockholders equity for the Borrower and its consolidated Subsidiaries for the Fiscal Year ended as of September 24, 1995 and September 29, 1996, and for the Seller for the fiscal year ended December 31, 1994 and December 31, 1995 and the nine-month period ended September 29, 1996, accompanied by the report thereon of the Borrower's independent certified
public accountants, Ernst & Young LLP.   All such financial statements have
been prepared in accordance with GAAP and present accurately and fairly the financial position of the Borrower and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

                 (b) The Latest Projections when submitted to the Lenders as required herein represent the Borrower's best estimate of the future financial performance of the Borrower and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

                (c) The pro forma balance sheet of the Borrower and LDM Canada as at the Closing Date, attached hereto as Exhibit B, presents fairly and accurately the Borrower's and LDM Canada's financial condition as at such date assuming the transactions contemplated by this Agreement, the Indenture and the Molmec Acquisition Agreement occurred on such date and the Closing Date had been such date, and has been prepared in accordance with GAAP.

         8.7 Capitalization. The Borrower's authorized capital stock consists of 100,000 shares of common stock, par value $.10 per share, of which 600 shares are validly issued and outstanding, fully paid and non-assessable. LDM Canada's authorized capital stock consists of 100,000 shares of common stock, no par value per share, of which 10,000 shares were validly, issued and outstanding fully paid and non-assessable.

         8.8 Solvency. Each of the Borrower and LDM Canada is Solvent prior to and after giving effect to the making of the Revolving Loans to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

         8.9 Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Borrower and its Subsidiaries have no Debt, except (a) the Obligations, (b) the Senior Subordinated Notes, (c) Debt described on Schedule 8.9, and (d) trade payables and other contractual obligations arising in the ordinary course of business.

         8.10 Distributions. Since October 1, 1996, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrower or any of its Subsidiaries.

         8.11 Title to Property. Each of the Borrower and LDM Canada has good and marketable title in fee simple to its real property listed in Schedule
8.12 hereto, and each of LDM Canada and the Borrower has good, indefeasible, and merchantable title to all of its other property (including, without limitation, the assets reflected on the Financial Statements delivered to the Agent and the Lenders pursuant to Section 8.6(a), except as disposed of in the ordinary course of business since the date thereof), free of all Liens except Permitted Liens.

         8.12 Real Estate; Leases. Schedule 8.12 sets forth a correct and complete list of all Real Estate owned by the Borrower or any of its Subsidiaries, all leases and subleases of real or personal property by the Borrower or its Subsidiaries as lessee or sublessee (other than leases of personal property as to which the Borrower is lessee or sublessee for which the value of such personal property is less than $500,000 individually or $1,500,000 in the aggregate), and all leases and subleases of real or personal property by the Borrower or its Subsidiaries as lessor, lessee, sublessor or sublessee. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.

         8.13 Proprietary Rights Collateral. Schedule 8.13 sets forth a correct and complete list of all of the Proprietary Rights constituting patents, trademarks, copyrights and license agreements, if any, relating thereto, of the Borrower and its Subsidiaries. None of the Collateral or Guarantor Collateral consisting of Proprietary Rights is subject to any licensing agreement or similar arrangement. To the best of the Borrower's knowledge, none of the Collateral or Guarantor Collateral consisting of Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Collateral or Guarantor Collateral consisting of Proprietary Rights. The Collateral and Guarantor Collateral consisting of Proprietary Rights as described on Schedule 8.13 constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrower's and its Subsidiary's business.

         8.14 Trade Names and Terms of Sale. All trade names or styles under which the Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.14.

         8.15 Litigation. There is no pending or (to the best of the Borrower's knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

         8.16 Restrictive Agreements. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects or, insofar as the Borrower can reasonably foresee, could materially and adversely affect, the property, business, operations, or condition (financial or otherwise) of the Borrower or such Subsidiary, or would in any respect cause a Material Adverse Effect.

         8.17 Labor Disputes. Except as set forth on Schedule 8.17 hereto: there is (a) no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose, and (d) no pending or (to the best of the Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its Subsidiaries or their employees.

         8.18 Environmental Laws. Except as set forth on Schedule 8.18 hereto: (a) The Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws applicable to its Premises and business, and neither the Borrower nor any Subsidiary nor any of its present Premises or operations, nor its past property or operations, nor any property now or previously in its charge, management or control is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant;

                 (b) The Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in material compliance with all terms and conditions of such permits;

                 (c) Neither the Borrower nor any of its Subsidiaries, nor, to the best of the Borrower's knowledge, any of its predecessors in interest, has stored, treated or disposed of any hazardous waste on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law or any property now or previously in its charge, management or control other than in compliance with applicable Environmental Laws;

                 (d) Neither the Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant;

                 (e) None of the present or past operations or any property now or previously in its charge, management or control of the Borrower and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant;

                 (f) There is not now, nor to the best of the Borrower's knowledge has there ever been on or in the Premises:

                          (1) any underground storage tanks or surface impoundments,

                          (2)     any asbestos containing material, or

                          (3) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment other than in compliance with applicable Environmental Laws;

                 (g) Neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment which has not been remediated;

                 (h) Neither the Borrower nor any of its Subsidiaries has entered into any negotia tions or settlement agreements with any Person (including, without limitation, the prior owner of its property and any Governmental Authority) imposing material obligations or liabilities on the Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim;

                 (i) None of the products manufactured, distributed or sold by the Borrower or any of its Subsidiaries contain asbestos containing material; and

                 (j) No Environmental Lien has attached to any Premises or Property of the Borrower or any of its Subsidiaries.

         8.19 No Violation of Law. Neither the Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         8.20 No Default. After giving effect to the initial Borrowing, neither the Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse
Effect.

         8.21      ERISA Compliance.         (a)   Each Plan is in compliance in
all material respects with the applicable provisions of ERISA, the Code, the PBA and other federal, provincial or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan when due, and no application for a funding waiver or an extension of any amortization period has been made with respect to any Plan.

                 (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, and (vi) no Lien has arisen, choate or inchoate, in respect of the Borrower or any Subsidiary or its or their Property in connection with any Plan (save for contribution amounts not yet due).

         8.22 Taxes. The Borrower and its Subsidiaries have filed all federal, provincial, state and other tax returns and reports required to be filed, and have paid all federal, provincial, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and not delinquent.

         8.23 Regulated Entities. None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         8.24 Use of Proceeds; Margin Regulations. (a) The proceeds of the Loans are to be used solely for working capital purposes of the Borrower and its Subsidiaries, for acquisitions and by the Borrower and loans to LDM Canada in accordance with the terms and conditions of this Agreement. Neither the Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

                 (b) Attached hereto as Schedule 8.24 is a summary of the sources and uses of the funds on the date of the initial Borrowing.

         8.25 Copyrights, Patents, Trademarks and Licenses, etc. Except as described on Schedule 8.25 hereto, each of the Borrower and each Guarantor owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         8.26 No Material Adverse Change. No Material Adverse Effect has occurred since September 29, 1996, with respect to the Borrower and LDM Canada on a consolidated basis.

         8.27 Full Disclosure. None of the representations or warranties made by the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         8.28 Material Agreements. Schedule 8.28 hereto sets forth all material agreements and contracts outside the ordinary course of business to which the Borrower or any of its Subsidiaries is a party or is bound as of the date hereof.

        8.29 Bank Accounts. Schedule 8.29 contains a complete and accurate list of all bank accounts maintained by the Borrower and its Subsidiaries with any bank or other financial institution.

        8.30 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries of the Agreement or any other Loan Document.

        8.31 Indenture. No default or event of default has occurred and is continuing under the Indenture and neither the Borrower or any of its Subsidiaries has any obligation to redeem, prepay or defease any of the Senior Subordinated Notes issued under the Indentures.

         8.32 Subordination Provisions. The subordination provisions contained in the Senior Subordinated Notes, the Indenture and other instruments entered into or issued in respect of the Senior Subordinated Notes are enforceable against the issuer of the respective security and the holders thereof, and the Loans and all other Obligations are within the definitions of "Senior Indebtedness" included in such provisions.

         8.33 Acquisition Agreement. As of the Closing Date, the Borrower has delivered to the Agent a complete and correct copy of the Acquisition Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Neither the Borrower nor any other party thereto is in default in the performance or compliance with any provisions thereof.
The Acquisition Agreement is in compliance with applicable laws and the Acquisition has been consummated in accordance with applicable laws and regulations. The Acquisition Agreement is in full force and effect as of the Closing Date, has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over the Borrower or its Subsidiaries, and other Persons referenced therein, with respect to the transactions contemplated by the Acquisition Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Acquisition Agreement or to the conduct by the Borrower or any Subsidiary of its business thereafter. To the best of Borrower's knowledge, none of the Seller's representations or warranties in the Acquisition Agreement contain any untrue statement of a material fact or omit any fact necessary to make the facts therein not misleading. Each of the representations and warranties given by the Borrower in the Acquisition Agreement is true and correct in all material respects. Notwithstanding anything contained in the Acquisition Agreement to the contrary, such representations and warranties of the Borrower are incorporated into this Agreement by this Section 8.33 and shall, solely for purposes of this Agreement and the benefit of the Lenders, survive both the consummation of the Acquisition and the termination of the Acquisition Agreement.

         8.34 Bidding Status. Neither the Borrower nor any of its Subsidiaries has received a notice, which notice has not been withdrawn within 180 days after receipt by the Borrower or such

Subsidiary, from any of General Motors Corporation, Ford Motor Company or Chrysler Corporation informing the Borrower or such Subsidiary that any of them are ineligible to submit bids.


                                   ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS

                 The Borrower covenants to the Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

         9.1 Taxes and Other Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as Borrower has notified Agent in writing, neither the Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge, that (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) the Borrower or its Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.


         9.2 Corporate Existence; Good Standing. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such qualification or good standing could reasonably be expected to have a material adverse effect on the Borrower's or such Subsidiary's property, business, operations, prospects, or condition (financial or otherwise).

        9.3 Compliance with Law and Agreements; Maintenance of Licenses. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act). The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date.

         9.4 Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, maintain all of their respective property necessary and useful in the conduct of their respective businesses, in good operating condition and repair, ordinary wear and tear excepted.

         9.5 Insurance. (a) The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least (A-) VII or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, or acting at the direction of the Majority Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Majority Lenders. Without limiting the foregoing, the Borrower shall also maintain, and shall cause each of its Subsidiaries to maintain, flood insurance, in the event of a designation of the area in which any Real Estate is located as "flood prone" or a "flood risk area," as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act.

                 (b) The Borrower shall cause the Agent, for the ratable benefit of the Lenders, to be named in each such policy (other than those policies pertaining to Como) as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or any of its Subsidiaries or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

                 (c) The Borrower shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral or Guarantor Collateral arising from its use, whether or not covered by insurance. Upon the occurrence and during the continuance of an Event of Default, the Agent is authorized to collect all insurance proceeds (other than those pertaining to Como) directly, and to apply or remit them as follows:

                 (i) With respect to insurance proceeds relating to property other than Collateral or Guarantor Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.8.

                 (ii) With respect to insurance proceeds relating to Collateral or Guarantor Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.8.

                (iii) With respect to insurance proceeds relating to Collateral or Guarantor Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Majority Lenders may permit or require the Borrower or LDM Canada, as the case may be, to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

          9.6 Condemnation. (a) The Borrower shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of its property or the property of any of its Subsidiaries, notify the Agent of the pendency of such proceeding, and agrees that the Agent may participate in any such proceeding, and the Borrower from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

                (b) Upon the occurrence and during the continuance of an Event of Default, the Agent is authorized to collect the proceeds of any condemnation claim or award directly, and to apply or remit them as follows:

                (i) With respect to condemnation proceeds relating to property other than Collateral or Guarantor Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.8.

                (ii) With respect to condemnation proceeds relating to Collateral or Guarantor Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.8.

                (iii) With respect to condemnation proceeds relating to Collateral or Guarantor Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Majority Lenders may permit or require the Borrower or LDM Canada, as the case may be, to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the condemnation.

          9.7 Environmental Laws. (a) The Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of any Contaminant. The Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

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


                 (b) Without limiting the generality of the foregoing, the Borrower shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue. The Agent or any Lender may request copies of technical reports prepared by the Borrower or LDM Canada and its communications with any Governmental Authority to determine whether the Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. The Borrower shall, at the Agent's or the Majority Lenders' request and at the Borrower's expense, (a) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (b) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change in any material respect.

         9.8 Compliance with ERISA. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA and other federal, provincial or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to
Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and
(e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (f) not permit any Lien, choate or inchoate, to arise or exist in connection with any Plan (save for contribution amounts not yet due).

         9.9       Mergers, Consolidations or Sales.   Neither the Borrower nor
any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) for sales of Inventory in the ordinary course of its business, (ii) sales of assets in an aggregate amount not to exceed $500,000 in any Fiscal Year and (iii) for sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer useable by Borrower or LDM Canada, as the case may be, in its business as permitted by Section 6.11.

         9.10 Distributions; Capital Change; Restricted Investments. Neither the Borrower nor any of its Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except (x) Distributions to the Borrower by its Subsidiaries (y) Distributions by Borrower at such times and in such amounts as are necessary to pay the federal income taxes of the Borrower's stockholders attributable to their ownership of the Borrower's common stock and the Borrower's status as a subchapter "S" corporation under the Code at any time after such subchapter "S" Status is obtained, and (z) Distributions relating to the repurchase of the capital stock of the Borrower with proceeds from key-man life insurance policies under which the Borrower is the beneficiary, (ii) make any change in its capital structure which could have a Material Adverse Effect or (iii) make any Restricted Investment.

         9.11 Transactions Affecting Collateral or Obligations. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction which could have a Material Adverse Effect.

         9.12 Guaranties. Neither the Borrower nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties in favor of the Agent and guaranties of the Debt of Como in an amount up to $1,000,000.

         9.13 Debt. Neither the Borrower nor any of its Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) Debt consisting of Senior Subordinated Notes, provided that the aggregate principal amount thereof shall not at any time exceed $110,000,000, (d) Debt consisting of intercompany loans and advances made by the Borrower to LDM Canada ("Intercompany Loans"), provided that (i) LDM Canada shall have executed and delivered to the Borrower, on the Closing Date, a demand note (the "Intercompany Note") to evidence any such Intercompany Loan, which Intercompany Note shall be in form and substance satisfactory to Agent, any security interests granted to the Borrower on the assets of LDM Canada to secure the payments under the Intercompany Note shall be assigned to the Agent pursuant to documentation in form and substance acceptable to the Agent, and the Intercompany Note shall be pledged to the Agent pursuant to the Pledge Agreement as additional collateral security for the Obligations, (ii) the Borrower shall record all Intercompany Loans on its books and records in a manner satisfactory to Agent, (iii) at the time any such Intercompany
Loan is made by the Borrower and after giving effect thereto, each of the Borrower and LDM Canada shall be Solvent (iv) the aggregate outstanding principal amount of Intercompany Loans shall not at any one time exceed $17,000,000, consisting of the Closing Date Intercompany Loan and additional loans not to exceed $1,000,000, plus an amount equal to the sum of (A) an amount equal to the lesser of (x) $5,000,000 and (y) LDM Canada's Borrowing Base, plus (B) $4,000,000, provided, however, that the Intercompany Loans pursuant to clauses (A) and (B) above shall not exceed in any fiscal quarter the amount of LDM Canada's EBITDA for the immediately preceding fiscal quarter; and (d) other Debt existing on the Closing Date and listed on Schedule 8.9 hereof, but without giving effect to any extensions, renewals or refinancing thereof.

         9.14 Prepayments; Amendments. Neither the Borrower nor any of its Subsidiaries shall voluntarily prepay, or amend, supplement or otherwise modify the terms of, any Debt, except the Obligations in accordance with the terms of this Agreement.

         9.15 Transactions with Affiliates. Except as set forth below and except for the Intercompany Loans (and repayments thereof) upon and subject to the terms of Section 9.14 hereof, neither the Borrower nor any of its Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repur-chase any stock or ndebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, the Borrower and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate, except consulting fees paid by the Borrower consistent with past practices.

         9.16 Investment Banking and Finder's Fees. Neither the Borrower nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.


         9.17       [INTENTIONALLY OMITTED].

         9.18 Business Conducted. The Borrower shall not and shall not permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which the Borrower or such Subsidiary is engaged on the Closing Date and related lines of business.

         9.19 Liens. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

         9.20       Sale and Leaseback Transactions.   Neither the Borrower nor
any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or such Subsidiary to lease or rent property that the Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person.

         9.21 Acquisitions; Investments in New Subsidiaries. Notwithstanding any provision of Section 9.9 or 9.10 to the contrary but subject to all other provisions of this Agreement, the Borrower may make investments in newly formed Subsidiaries, acquire all or substantially all of the assets of any Person or acquire all of outstanding stock of a Person, subject to the following conditions:

                    (i) such Person or Subsidiary is incorporated under the laws of a State in the United States and substantially all of its assets are located in the United States;

                    (ii) no Event of Default shall have occurred and be continuing or would result after giving pro forma effect to any such transaction;

                (iii) if such a transaction involves a newly formed Subsidiary of the Borrower or a Person that becomes a Subsidiary of the Borrower upon its acquisition, it shall be a wholly-owned or majority owned and controlled Subsidiary of Borrower and, subject to obtaining any consents from third parties (including minority stockholders and third party co-venturers) necessary to be obtained for the issuance of a guarantee, (with the Borrower hereby agreeing to use all reasonable efforts to obtain such consents), such Subsidiary shall have issued a guarantee of the Obligations to the Agent for the ratable benefit of the Lenders in form and substance satisfactory to the Agent;

                (iv) the newly formed or acquired Subsidiary (and in the case of a majority owned or controlled Subsidiary, subject to obtaining any consents from third parties (including minority stockholders and third party co-venturers necessary to be obtained for the granting of a security interest (with the Borrower hereby agreeing to use all reasonable efforts to obtain such consents)) shall have granted to the Agent or the Agent shall have received from the Borrower (in the case of a purchase of assets by the Borrower) a first priority security interest or lien on all of the assets of such newly formed or acquired Subsidiary or the assets and/or equity interests acquired directly by the Borrower, as applicable, subject only to non-material exceptions acceptable to the Agent;

                (v) the aggregate consideration paid by the Borrower in connection with such transaction (including liabilities assumed or reflected on a consolidated balance sheet of Borrower after giving effect to any acquisition) shall not exceed $10,000,000;

                (vi) after giving effect to any such transaction, the Borrower would have Revolver Availability of at least $10,000,000; and

                (vii) such newly formed or acquired Subsidiary shall, or such assets shall comprise a business, engaged in substantially the same business as the Borrower.

          9.22 Fiscal Year. The Borrower shall not change its Fiscal Year and shall not permit LDM Canada to change its Fiscal Year without the consent of Agent and the Majority Lenders (such consents to not be unreasonably withheld).

          9.23 Capital Expenditures. Neither the Borrower nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and its Subsidiaries on a consolidated basis would exceed $9,000,000, during the 1997 Fiscal Year, $15,000,000, during the 1998
      Fiscal Year, and $9,000,000, during each Fiscal Year thereafter.

          9.24 Operating Lease Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, promptly notify the Agent after entering into any lease of real or personal property as lessee or sublessee (other than a Capital Lease), if, after giving effect thereto, the aggregate amount of Rentals (as hereinafter defined) payable by the Borrower and its Subsidiaries on a consolidated basis in any Fiscal Year in respect of such lease would exceed $1,000,000, individually, or $4,000,000 in the aggregate for all such leases. The term "Rentals" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

         9.25 Fixed Charge Coverage Ratio. The Borrower will maintain a Fixed Charge Coverage Ratio of not less than 1.25:1.0 for (i) the period from the Closing Date to March 30, 1997, (ii) the period from the Closing Date to June 29, 1997, (iii) the period from the Closing Date to September 28, 1997, and (iv), thereafter, for each period of four consecutive fiscal quarters ended at the end of the most recent fiscal quarter.

         9.26 Net Loss. The Borrower shall not, for each period of four consecutive fiscal quarters ended at the end of the most recent fiscal quarter, sustain a net loss (determined in accordance with GAAP).

         9.27. Use of Proceeds. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         9.28 Further Assurances. The Borrower shall and shall cause its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.


                                   ARTICLE 10

                             CONDITIONS OF LENDING

         10.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause to be issued any Letter of Credit on the Closing Date and the obligation of the Lenders to participate in Letters of Credit issued on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

                 (a) This Agreement and the other Loan Documents have been executed by each party thereto and the Borrower and LDM Canada shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by such Person before or on such Closing Date.

                 (b) After making the Revolving Loans and issuing Letters of Credit on the Closing Date (including such Revolving Loans made to finance the Closing Fee or otherwise pursuant to Section 4.7 as reimbursement for fees, costs and expenses then payable under this Agreement) and with all of its and LDM Canada's obligations paid currently on a pro forma basis, the Borrower would have Revolver Availability in an amount no less than $5,000,000 based solely on Eligible Accounts.

                 (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date.

                 (d) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made, and Letters of Credit to be issued, on such date.

                 (e) The Agent and the Lenders shall have received such opinions of counsel for the Borrower and its Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

                 (f)      [INTENTIONALLY OMITTED]

                 (g)      The Agent shall have received:

                          (i)     acknowledgment copies of proper financing
statements, duly filed on or before the Closing Date under the UCC or PPSA of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien;

                          (ii)    a copy of the LDM Canada Security Agreement,
as duly recorded in Nova Scotia, Canada; and

                          (iii)   duly executed such UCC-3 Termination
Statements, PPSA Termination Statements, mortgage releases and other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and its Subsidiaries except Permitted Liens.

                 (h) The Borrower shall have paid all fees and expenses of the Agent and the Attorney costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

                 (i) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by the Agreement.

                 (j) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of

Inventory, Accounts, and Availability, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

                 (k) The Agent and the Lender shall have received evidence, in form and substance satisfactory to the Agent and the Lenders in all respects, that the Borrower and LDM Canada have, as of the Closing Date, met the financial performance projections, dated as of December 18, 1996, previously delivered to the Agent.

                 (l) No claim, action, suit, investigation, litigation or proceeding shall be pending or threatened (i) which is reasonably likely to be determined adversely to the Borrower or any Guarantor and which would have a Material Adverse Effect if so determined or (ii) which, in the judgment of the Agent on the Majority Lenders could materially and adversely effect the transactions contemplated hereby.

                 (m) Copies of all filings, registrations, approvals, orders, authorizations, licenses, certificates, permits, consents, waivers and acknowledgments, including those of the requisite Governmental Authorities, required with respect to the execution and delivery, of this Agreement, the other Loan Documents and the consummation of the transactions contemplated hereby, each in form and substance satisfactory to the Agent.

                 (n) Evidence satisfactory to the Agent that on or prior to the Closing Date the Borrower has received net cash proceeds of $106,000,000 from the issuance of the Senior Subordinated Notes, which proceeds shall be available to fund, in part, the Acquisition, the terms and conditions of such Senior Subordinated Notes and the Indenture shall be in form and substance satisfactory to the Agent.

                 (o) Evidence satisfactory to Agent that the Borrower and the Seller shall have consummated the transactions contemplated by the Acquisition Agreement in accordance with the terms set forth therein (which terms and conditions shall be satisfactory to the Agent and its counsel in all respects), and all documents required to be delivered pursuant to the Acquisition Agreement shall have been executed and delivered by the Persons specified therein, and the Borrower shall have furnished to the Agent a certified copy of the Acquisition Agreement and all exhibits and schedules thereto, as finally amended, and a certificate signed by the chief executive officer of the Borrower certifying that (i) the transactions contemplated by the Acquisition Agreement have been consummated in accordance with the Acquisition Agreement and no term or condition of the Acquisition Agreement has been amended, modified or waived except as set forth in the certified copy of the Acquisition Agreement provided to the Agent, (ii) any documents required to be filed to effect the Acquisition have been filed in accordance with applicable law, and
(iii) neither the Borrower nor any of its Subsidiaries has failed to perform any material obligation or covenant required by the Acquisition Agreement to be performed or complied with by such Person on or before the Closing Date unless waived by the Seller, and the substance of such certificate shall be true and correct, and the Agent shall have received, on behalf of the Lenders, copies of the Acquisition Agreement and the other documents required to be delivered pursuant to the Acquisition

Agreement and all consents, approvals or permits necessary or advisable to be obtained in connection therewith, in form and substance satisfactory to the Agent and its counsel.

                 (p) All opinions delivered in connection with the Acquisition shall be addressed to the Agent and the Lenders or accompanied by a written authorization from the Person delivering such opinion stating that the Agent and the Lenders may rely on such document as though it were addressed to them.

                 (q) The Agent shall have received a certificate executed by the chief financial officer of the Borrower in form and substance satisfactory to the Agent, dated the Closing Date, with respect to the value, Solvency and other factual information of, or relating to, as the case may be, of the Borrower and its Subsidiaries (on a consolidated basis) and LDM Canada, after giving effect to the Acquisition and the transactions contemplated by the Acquisition Agreement, this Agreement and the other Loan Documents.

                 (r) Payoff letters, in form and substance satisfactory to the Agent, from each financial institution to the effect that the total amount under the Borrower's and LDM Canada's agreements with such institutions howsoever due and owing (whether as principal, interest or premium) shall be satisfied (and such agreement term issued) upon payment of an amount certain together with such lien releases and such other documents as the Agent may request.

                 (s) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

         The acceptance by the Borrower of any Loans made on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Loans have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by the a Responsible Officer of the Borrower, dated the Closing Date, to such effect.

         Execution and delivery to the Agent by a Lender of a counterpart to this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart to this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1.

        10.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to take reasonable steps to cause to be issued any Letter of Credit and the obligation of the Lenders to participate in Letters of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                 (a) the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                          (i)     The representations and warranties contained
in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Agent and the Lenders have been notified by the Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                          (ii)    No event has occurred and is continuing, or
would result from such extension of credit, which constitutes a Default or an Event of Default; and

                 (b) without limiting Section 10.1 (b), the amount of the Revolver Availability shall be sufficient to make such Revolving Loan without exceeding the Revolver Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing BABC or the Agent for such Lenders' Pro Rata Share of any BABC Loan or Agent Advance as provided in Sections 2.2(h), (i) and (j).

                                   ARTICLE 11

                               DEFAULT; REMEDIES

         11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                 (a) any failure to pay the principal of or interest or premium on any of the Obligations when due, whether upon demand or otherwise;

                 (b) any representation or warranty made by the Borrower in this Agreement or by the Borrower or any Guarantor in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any Guarantor at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made or furnished;

                 (c) (i) any default shall occur in the observance or performance of any of the covenants or agreements contained in any of Article 6, Section 7.2, 7.3, 9.4 or 9.9 through 9.28 hereof (other than a default under
Section 9.20 as a result of a Lien involuntarily incurred, which is not otherwise an Event of Default hereunder) or (ii) any default shall occur in the observance or performance of any of the other covenants and agreements contained in this Agreement or under Section 9.20 hereof as a result of a Lien involuntarily incurred, any other Loan Documents, or any other agreement entered into at any time to which the Borrower or any Guarantor thereof and the Agent or any Lender are party in each case referred to in this clause (ii), if the same shall not have been cured within fifteen (15) days following notice by the Agent to the Borrower of the breach thereof, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;

                 (d) default shall occur with respect to any Debt for borrowed money (other than the Obligations) in an outstanding principal amount which exceeds, in the aggregate for all such Debt with respect to which default shall have occurred, $2,000,000, or under any agreement or instrument under or pursuant to which any such Debt or indebtedness may have been issued, created, assumed, or guaranteed by the Borrower or any Guarantor, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt or indebtedness to accelerate, the maturity of any such Debt; or any such Debt or indebtedness shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                 (e) the Borrower or any Guarantor shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or file any proposal or notice of intent to file a proposal or otherwise commence any action or proceeding seeking reorganization, arrangement, consolidation or readjustment of its debts or which seeks to stay or has the effect of staying any creditor or for any other relief under the Bankruptcy Code, the Bankruptcy and Insolvency Act or the Companies' Creditors Arrangement Act, as amended, or under any other bankruptcy, insolvency, liquidation, winding up, corporate or similar act or law, state, provincial or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, proposal action or proceeding, (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, monitor, administrator, custodian, trustee or similar officer for it or for all or any part of its property, (iii) make an assignment for the benefit of creditors, or (iv) be unable generally to pay its debts as they become due;

                 (f) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, consolidation, arrangement or readjustment of the debts of the Borrower or any Guarantor or for any other relief under the Bankruptcy Code, the Bankruptcy and Insolvency Act or the Companies' Creditors Arrangement Act, as amended, or under any other bankruptcy, insolvency, liquidation, winding up, corporate or similar act or law, state, provincial or federal, now or hereafter existing and
(i) such petition, proposal action or proceeding shall not have been stayed or dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against the Borrower or such Guarantor shall have been entered in such proceeding or (iii) a Material Adverse Effect shall have occurred;

                 (g) a receiver, assignee, liquidator, sequestrator, custodian, trustee, monitor, administrator or similar officer for the Borrower or any Guarantor or for all or any part of its property shall be appointed or a warrant of attachment, execution, writ of seizure or seizure and sale or similar process shall be issued against any part of the property of the Borrower or any Guarantor or any distress or analogous process is levied upon all or any part of Borrower's or any Guarantor's property;

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


                 (h) the Borrower or any Guarantor shall file a certificate of dissolution or like process under applicable state, provincial or federal law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                 (i) all or any material part of the property of the Borrower or any Guarantor shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Borrower or such Guarantor shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority or any other Person, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                 (j) the LDM Canada Guarantee, LDM Holding Guarantee, LDM LLC Guarantee, LDM LP Guarantee or any other guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

                 (k) one or more judgments or orders for the payment of money aggregating in excess of $2,000,000, which amount shall not be fully covered by insurance, shall be rendered against the Borrower or any Guarantor and any such judgments or orders shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

                 (l) any loss, theft, damage or destruction of any item or items of Collateral, Pledged Collateral or Guarantor Collateral or other property of the Borrower or any Guarantor occurs which (i) materially and adversely affects the property, business, operation, prospects, or condition of the Borrower or any Guarantor; or (ii) is material in amount and is not adequately covered by insurance;

                 (m)      there occurs a Material Adverse Effect;

                 (n) there is filed against the Borrower or any Guarantor any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days, and (2) could result in the confiscation or forfeiture of any material portion of the Collateral;

                 (o) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral, Pledged Collateral or Guarantor Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                 (p) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any

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


Guarantor under applicable laws in an aggregate amount in excess of $2,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $2,000,000; or (iii) the Borrower, any Guarantor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $2,000,000 or (iv) any Lien (save for contribution amounts not yet due) arises in connection with any Plan; or

                 (q)      there occurs a Change of Control.

         11.2 Remedies. (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower or any other Person: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing Revolver Availability, or reduce one or more of the other elements used in computing Revolver Availability; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to arrange for Letters of Credit. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower or any other Person: (a) terminate the Commitments and this Agreement; (b) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 11.1(e), 11.1(g), or 11.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (c) pursue its other rights and remedies under the Loan Documents and applicable law.

                 (b) If an Event of Default exists: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC, the PPSA and the Mortgages Act of Ontario; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower's or LDM Canada's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent's demand, at the Borrower's cost, assemble, or cause LDM Canada to assemble, the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower's address specified in or pursuant to
Section 15.8.  If any Collateral is sold on terms other than payment in full

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

at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in whatever order the Agent elects. The Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

                 (c) If an Event of Default occurs, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

                 (d) If the Agent, at the direction of the Majority Lenders terminates this Agreement upon an Event of Default, the Borrower shall pay the Agent, for the account of the Lenders, immediately upon termination, an early termination penalty equal to the early termination fee that would have been payable under Article 4 if this Agreement had been terminated on that date pursuant to the Borrower's election.


                                   ARTICLE 12

                              TERM AND TERMINATION

         12.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date. The Agent upon direction from the Majority
Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. The Agent shall provide notice to the Borrower of such termination; provided that the failure by the Agent to provide such notice to the Borrower shall not prohibit, restrict or otherwise affect the validity of the actions taken by the Agent and/or the Majority Banks pursuant to this
Section 12.1. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the

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


Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).


                                   ARTICLE 13

          AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

         13.1 No Waivers Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will not operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is
in writing, and then only to the extent specifically stated.   No waiver by the
Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

        13.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

                 (a)      increase or extend the Commitment of any Lender;

                 (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                 (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                 (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lender or any of them to take any action hereunder;

                 (e)      increase the advance rate with respect to Revolving
Loans;

                 (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                 (g) release Collateral, Pledged Collateral or Guarantor Collateral other than as permitted by Section 14.12;

                 (h) change the definitions of "Majority Lenders" or "Required Lenders."

and, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.


         13.3       Assignments; Participations.

                 (a) Any Lender may, with the written consent of the Agent, assign and delegate to one or more assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $2,500.

                 (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in credit support or other enhancement for Letters of Credit hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                 (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the

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

other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, LDM Canada or any other Person or the performance or observance by the Borrower, LDM Canada or any other Person of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                 (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                                   ARTICLE 14

                                   THE AGENT

         14.1 Appointment and Authorization. Each Lender hereby designates and appoints BankAmerica Business Credit, Inc. as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 14. The provisions of this Article 14 are solely for the benefit of the Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Revolver Availability, (b) the making of Agent Advances pursuant to Section 2.2(i), and
(c) the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         14.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         14.3      Liability of Agent.  None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the

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

agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

        14.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                 (b) For purposes of determining compliance with the conditions specified in Section 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

        14.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 11; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         14.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and the Guarantors, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the Guarantors, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this

Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or any Guarantor. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any Guarantor which may come into the possession of any of the Agent-Related Persons.

        14.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        14.8 Agent in Individual Capacity. BABC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BABC were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BABC in its individual capacity.

        14.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its


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


appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

         14.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                          (i)     if such Lender claims an exemption from, or a
reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                          (ii)    if such Lender claims that interest paid
under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                          (iii)   such other form or forms as may be required
under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                 (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                 (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                 (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                 (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         14.11 [INTENTIONALLY OMITTED]

         14.12 Collateral Matters.

                 (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral, Pledged Collateral or Guarantor Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Loans and reimbursement obligations in respect of Letters of Credit, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 9.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower or a Guarantor owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower or LDM Canada under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Majority Lenders; provided that the Agent may release the Agent's Liens on Collateral, Pledged Collateral or Guarantor Collateral valued in the aggregate of not more than $5,000,000 without the prior written authorization of all of the Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, Pledged Collateral or Guarantor Collateral pursuant to this Section 14.11.

                 (b) Upon receipt by the Agent of any authorization required pursuant to Section 14.11(a) from the Majority Lenders or Lenders, as applicable, of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, Pledged Collateral or Guarantor Collateral, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral, Pledged Collateral or Guarantor Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower or a Guarantor in respect of) all interests retained by the Borrower or the relevant Guarantor, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                 (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral, Pledged Collateral or Guarantor Collateral, exists or is owned by the Borrower or a Guarantor or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, Pledged Collateral or Guarantor Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral, Pledged Collateral or Guarantor Collateral, in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         14.13 Restrictions on Actions by Lenders; Sharing of Payments. (a) Each of the Lenders agrees that it shall not, without the express consent of the Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Agent, set off against the Obligations, any amounts owing by such Lender to the Borrower or any Guarantor or any accounts of the Borrower or such Guarantor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral, Pledged Collateral or Guarantor Collateral, the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral, Pledged Collateral or Guarantor Collateral.

                 (b) Subject to Section 4.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral, Pledged Collateral or Guarantor Collateral, or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         14.14 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC or the applicable provision of the PPSA, can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, Pledged Collateral or Guarantor Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral, Pledged Collateral or Guarantor Collateral, to the Agent or in accordance with the Agent's instructions.

         14.15 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to: Bank of America Illinois, Chicago, Illinois 60697, ABA 07 1000039, Account No. 71 09539, for BankAmerica Business Credit, Inc., or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.

         14.16 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, Pledged Collateral and Guarantor Collateral, for the ratable benefit of the Lenders. Each Lender agrees that any action taken by the Agent or Majority Lenders in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, Pledged Collateral and Guarantor Collateral and the exercise by the Agent or the Majority Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         14.17 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

                 (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

                 (b) expressly agrees and acknowledges that neither BABC nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                 (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrower and the Guarantors and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel;

                 (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute or use any Report in any other manner; and

                 (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.


                                   ARTICLE 15

                                 MISCELLANEOUS

         15.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral, the Pledged Collateral or the Guarantor Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         15.2 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         15.3    Governing Law; Choice of Forum; Service of Process; Jury
Trial Waiver. (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE AGENT AND THE LENDERS CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                 (c) THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL

AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

                 (d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF EITHER PARTY HERETO BE DETERMINED BY ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                 (e) Notwithstanding the provisions of (d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Lender which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in this Section 15.3(e).

                 (f) At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Section 15.3(d) and (e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

                 (g) No provision of Sections (d) through (g) shall limit the right of the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Agent's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

         15.4      Waiver of Jury Trial.  (a) SUBJECT TO THE PROVISIONS OF
SECTION 15.3(d), THE BORROWER, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE

RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON
OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                 (b) THE BORROWER AGREES THAT IT WILL NOT ASSERT AGAINST AGENT OR ANY LENDER ANY CLAIM FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         15.5 Survival of Representations and Warranties. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

         15.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         15.7 Fees and Expenses. The Borrower agrees to pay to the Agent, for its benefit, on demand, all reasonable costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including, without limitation: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated costs of Agent's in-house counsel fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance;
(d) taxes, fees and other charges for recording mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, Pledged Collateral and Guarantor Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral, Pledged Collateral and Guarantor Collateral, and the Borrower's operations by the Agent's and each of the Lenders' agents plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $500 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral, Pledged Collateral and Guarantor Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated cost of Agent's in-house counsel fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, Pledged Collateral or Guarantor Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in Section 4.7.

        15.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to BABC:

         BankAmerica Business Credit, Inc.
         231 South LaSalle Street
         16th Floor
         Chicago, Illinois  60697
         Attention: Portfolio Manager, LDM
         Fax No.:  (312) 974-8760


If to Borrower:

         LDM Technologies, Inc.
         2500 Executive Hills Drive
         Auburn Hills, MI 48326
         Attention: Joseph E. Blake
         Fax No.: (810) 858-2812


         with copies to:

         LDM Technologies, Inc.
         2500 Executive Hills Drive
         Auburn Hills, MI 48326
         Attention: Gary E. Borushko
         Fax No.: (810) 858-2812

         LDM Technologies, Inc.
         1250 Maplelawn
         Troy, MI 48084
         Attention: Joseph E. Blake
         Fax No.: (810) 649-4001

         Kerr, Russell and Weber, p.l.c.
         Detroit Center
         Suite 2500
         500 Woodward Avenue
         Detroit, MI 48226
         Attention: Michael B. Lewis
         Fax No.: (313) 961-0388

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

        15.9 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Agent or any Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

       15.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         15.11 Indemnity of the Agent and the Lenders by the Borrower. The Borrower agrees to defend indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         15.12 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of each of the Agent and the requisite Lenders.

         15.13 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

         15.14 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         15.15 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.



                               *       *       *

    IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


                     "BORROWER"


                           LDM TECHNOLOGIES, INC.


                           By  Joe Balous
                             --------------------------------
                           Title: Secretary





                     "AGENT"


                           BankAmerica Business Credit, Inc.,
                           as the Agent

                           By   Daniel L. Cusley
                             --------------------------------
                           Title: SVP




                     "LENDERS"

Commitment:  $45,000,000   BankAmerica Business Credit,
                           Inc., as a  Lender

                           By   Daniel L. Cusley
                             --------------------------------
                           Title: SVP





Total Commitment:   $45,000,000